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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CME GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2011

Dear Shareholder:

It is our pleasure to invite you to attend the 2011 annual meeting of shareholders of CME Group Inc. The meeting will be held at 3:30 p.m., Central Time, on Wednesday, June 8, 2011, at the W Chicago City Center, located at 172 West Adams Street, Chicago, Illinois.

In addition to topics described herein, we will provide a report on our operating results and there will be an opportunity to ask questions of interest to you as a valued shareholder and customer.

Your vote is very important. We urge you to vote your shares promptly, even if you plan to attend the meeting. You may vote your shares over the Internet. If you received a paper copy of the proxy card by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Holders of Class A shares may also vote by telephone.

Sincerely,

Terrence A. Duffy Executive Chairman	Craig S. Donohue Chief Executive Officer

Notice of Annual Meeting of Shareholders June 8, 2011

TIME AND DATE:	3:30 p.m., Central Time, on Wednesday, June 8, 2011.

PLACE:	W Chicago City Center, located at 172 West Adams Street, Chicago, Illinois.

ITEMS OF BUSINESS:

1.	Election of eight directors that we refer to as “Equity Directors”.

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

3.	Approval, by advisory vote, the compensation of our named executive officers.

4.	Recommendation of, by advisory vote, the frequency of future advisory votes on the compensation of our named executive officers.

5.	Election of one Class B-1 director and one Class B-2 director.

6.	Election of five members of the Class B-1 nominating committee and five members of the Class B-2 nominating committee.

7.	Transaction of any other business that may properly come before the meeting.

WHO MAY VOTE:	Shareholders of record of CME Group Inc. Class A or Class B common stock at the close of business on April 11, 2011.

IMPORTANT NOTICE REGARDING THE DATE OF AVAILABILITY OF PROXY MATERIALS:	We are pleased to again take advantage of the Securities and Exchange Commission (SEC) rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites your receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting. The Company expects to either mail or provide notice and electronic delivery of this notice of annual meeting, proxy statement and 2010 annual report on or about April 25, 2011. The proxy statement contains instructions on how you can (i) receive a paper copy of the proxy materials, if you only received a notice by mail, or (ii) elect to receive your proxy materials over the Internet next year, if you received them by mail this year.

IMPORTANT INFORMATION ON VOTING YOUR SHARES:	If you wish to vote over the Internet or by telephone (Class A shares only) and you hold your shares at Computershare, our transfer agent, you may vote until 10:59 p.m., Central Time, on Tuesday, June 7, 2011. If you hold your shares through a bank or broker you will need to vote in accordance with their deadline, which may be earlier than June 7, 2011.

By order of the board of directors,

Kathleen M. Cronin
Managing Director, General Counsel and Corporate Secretary

April 18, 2011

Chicago, Illinois

Proxy Statement for the

Annual Meeting of Shareholders of

CME GROUP INC.

To be held on Wednesday, June 8, 2011

In this proxy statement, we refer to CME Group Inc. as “CME Group” or the “Company.” The terms “we,” “us” and “our” refer to CME Group and its subsidiaries.

Shares of our Class A common stock are listed on the NASDAQ Global Select Market (NASDAQ) under the trading symbol “CME”.

Our principal offices are located at 20 South Wacker Drive, Chicago, Illinois 60606. Our phone number is 312.930.1000.

Further information about CME Group can be found at http://www.cmegroup.com. Information made available on our Web site does not constitute a part of this proxy statement.

2011 Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

• Time and Date	3:30 p.m. Central Time, Wednesday, June 8, 2011

• Place	W Chicago City Center 172 West Adams Street Chicago, Illinois

• Record date	April 11, 2011

• Voting	Shareholders as of record are entitled to vote. Each share of Class A and Class B common stock is entitled to one vote for each of the proposals that they are entitled to vote on.

• Admission	Proof of ownership as of the record date is required for admission. See page 4 for more detail.

• Web cast	A live Web cast of the annual meeting will be available on our Investor Relations section of www.cmegroup.com.

Meeting Agenda

•	Election of eight Equity Directors

•	Ratification of Ernst & Young as auditors for 2011

•	Advisory vote on executive compensation

•	Advisory vote on the frequency of future advisory votes on executive compensation

•	Election of two directors by our Class B-1 and Class B-2 shareholders

•	Election of two Class B nominating committees by the Class B-1 and Class B-2 shareholders

•	Transaction of other business that may properly come before the meeting

Voting Matters

Proposal	Board Recommendation	Page Reference
Election of Equity Directors	FOR EACH DIRECTOR NOMINEE	11

Ratification of Ernst & Young as Auditors for 2011	FOR	31

Advisory Vote on Executive Compensation	FOR	75

Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation	FOR EVERY YEAR	76

Election of Class B-1 and Class B-2 Directors	NO RECOMMENDATION MADE	80

Election of Class B-1 and Class B-2 Nominating Committees	NO RECOMMENDATION MADE	81

Board Nominees

The following are the nominees for Equity Director:

•	Craig S. Donohue

•	Timothy S. Bitsberger

•	Jackie M. Clegg

•	James A. Donaldson

•	J. Dennis Hastert

•	William P. Miller II

•	Terry L. Savage

•	Christopher Stewart

The following are the nominees for Class B-1 director:

•	Bruce F. Johnson

•	Aryeh C. Shender

The following are the nominees for Class B-2 director:

•	Patrick B. Lynch

•	Ronald A. Pankau

Auditors

As a matter of good corporate governance, we are asking our shareholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011. Information relating to the services provided by Ernst & Young in 2010 and 2009 is set forth on page 27.

Executive Compensation Advisory Vote and its Frequency

We are asking shareholders to approve on an advisory basis our named executive officer compensation. The board recommends that you vote FOR the proposal because we believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles. We emphasize compensation opportunities that reward our executives when they deliver financial performance as measured by our cash earnings as well as their individual performance goals. Through our stock ownership guidelines and equity incentives, we also align the interests of our senior management group with those of our shareholders and the long-term interests of the Company. Our compensation program has allowed us to attract and retain talented and experienced senior executives in a highly competitive market which we believe has benefitted the Company over time. We believe the compensation awarded to our named executive officers was appropriate and aligned with our financial results and overall performance during 2010. A discussed in the Compensation Discussion and Analysis section on page 35, we faced a challenging environment during 2010, but continued to deliver solid performance. Additionally, in 2010 and 2011, we continued to make enhancements to our program:

•	Adoption of recoupment policy.

•

Incorporation of performance shares into the equity program for our senior management group for 2011, where the performance goals are annual cash earnings and annual total shareholder return relative to the S&P 500.

•

Incorporation of performance shares into the equity program for key corporate initiatives where the performance metrics upon which vesting is contingent are tied to the success of the specific initiatives.

•

Offering our senior management the opportunity to voluntarily elect to take all or a portion of their annual cash bonus in the form of unrestricted shares of CME Group stock to allow them to build their stock ownership levels.

•	Accrual of dividends on unvested restricted stock instead of paying of dividends on a current basis.

•	Use of restricted stock to satisfy annual bonuses in excess of two times the target.

•

Increases in equity targets for two of our named executive officers to further align our executives with the creation of long-term shareholder value and to increase the percentage of their total mix of compensation tied to the creation of such value.

In the Compensation Discussion and Analysis section on page 38, we also provide additional information on the alignment of our CEO’s compensation package with our stock price performance over the last five years.

To provide our shareholders with the ability to provide input on our compensation philosophy, policies and practices every year, we are recommending that shareholders vote in favor of holding the advisory vote on executive compensation EVERY YEAR.

2012 Annual Meeting

The deadline to submit shareholder proposals for inclusion in the 2012 proxy statement is December 21, 2011.

Frequently Asked Questions Regarding Attendance and Voting Matters

When and where is the annual meeting?

The annual meeting of shareholders of CME Group will be held at 3:30 p.m., Central Time, on Wednesday, June 8, 2011, at the W Chicago City Center, located at 172 West Adams Street, Chicago, Illinois.

All holders of Class A and Class B common stock on April 11, 2011, the record date for the annual meeting, are entitled to notice of and are invited to attend the annual meeting. If you attend, you will be asked to present valid picture identification, such as a driver’s license or passport. If you are not a shareholder of record, you must bring evidence from your bank or broker that you are a shareholder and are eligible to attend the meeting, such as a letter or account statement. Shareholders will not be allowed to use cameras, recording devices or other electronic devices at the meeting.

Will the annual meeting be Web cast?

Yes. A live Web cast of the annual meeting will be provided from our Investor Relations section of our Web site www.cmegroup.com. Go to Investor Relations, click on Events and Presentations and then click on listen to Web cast for the CME Group Inc. 2011 Annual Meeting of Shareholders. If you miss the meeting, you can view a replay of the Web cast on that site. Please note that you will not be able to vote your shares or ask questions via the Web cast. If you plan to view the Web cast, please submit your vote in advance.

What proposals are the Class A and Class B shareholders being asked to vote on, collectively as a single class?

Holders of all classes of Class A and Class B common stock of CME Group (voting together as a single class) are being asked to vote on the following:

•	The election of eight directors that we refer to as “Equity Directors”.

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

•	An advisory vote on the compensation of our named executive officers, referred to as the “Say on Pay” proposal.

•	An advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, referred to as the “Say When on Pay” proposal.

What proposals are the Class B shareholders being asked to vote on?

Holders of our Class B-1 and Class B-2 shares are being asked to vote on the election of one director for their respective class, each from a slate of two candidates. We refer to these directors as the “Class B directors.” In addition, holders of Class B-1 and Class B-2 shares are being asked to vote on the election of five members to their respective Class B-1 and Class B-2 nominating committees each from a slate of ten candidates. We refer to these nominating committees as the “Class B nominating committees.”

Who is entitled to vote?

You may vote if you owned shares of Class A or Class B common stock of CME Group as of the close of business on April 11, 2011, the record date for the annual meeting. The number of shares outstanding of each of our classes of common stock as of April 11, 2011 was as follows:

Class	Shares Outstanding
Class A	67,060,343
Class B-1	625
Class B-2	813
Class B-3	1,287
Class B-4	413

There were approximately 3,300 holders of record of our Class A common stock and approximately 1,740 holders of record of our Class B common stock on such date.

The following table shows the number of votes each share is entitled to cast on the proposals on which shareholders will vote at the annual meeting:

Proposal	Class A	Class B-1	Class B-2	Class B-3	Class B-4
Election of Equity Directors	1	1	1	1	1
Ratification of the Appointment of Ernst & Young	1	1	1	1	1
Approval of the Say on Pay Proposal	1	1	1	1	1
Approval of the Say When on Pay Proposal	1	1	1	1	1
Election of Class B Directors	N/A	1	1	N/A	N/A
Election of Class B Nominating Committees	N/A	1	1	N/A	N/A

In connection with our merger with CBOT Holdings in 2007, we issued fractional shares of our Class A common stock to CBOT Holdings shareholders. Holders of fractional shares are entitled to vote their fractional share in proportion to their fractional interest. For example, an individual owning 1,000.75 shares would be entitled to 1,000 votes and three-fourths of one vote.

How do I vote?

Shareholders of record (shareholders having an account at Computershare, our transfer agent) have three ways to cast their vote:

•

Via the Internet—by voting electronically over the Internet by going to www.proxyvote.com. You will need to reference the control number on your proxy card when voting. If you wish to vote by the Internet, you may vote until 10:59 p.m., Central Time, on Tuesday, June 7, 2011.

•	By mail—by submitting the proxy card in the envelope provided. Be sure to allow sufficient time for delivery.

•

By telephone (owners of Class A shares only)—by calling 1-800-690-6903. You will need to reference the control number on your proxy card when voting. If you wish to vote by telephone, you may vote until 10:59 p.m., Central Time, on Tuesday, June 7, 2011. Due to the fact that the Class B proposals are contested, telephone voting will not be available for Class B shareholders.

•	In person—by voting your proxy card at the annual meeting.

For holders in street name (shareholders holding through a bank or broker), your proxy materials include a voting instruction form from the institution holding your shares. The availability of internet or telephone voting will depend upon the institution’s voting processes. You may also vote in person at the annual meeting if you obtain a legal proxy from the institution holding your shares. Please contact the institution holding your shares for more information.

Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote your shares promptly by returning your proxy card and/or voting instruction card or casting your vote by telephone or over the Internet. Voting early will not affect your right to change your vote and/or to attend the meeting.

What is a shareholder of record?

A shareholder of record or registered shareholder is a shareholder whose ownership of CME Group stock is reflected directly on the books and records of our transfer agent, Computershare. If you hold stock through a bank, broker or other intermediary, you hold your shares in street name and are not a shareholder of record. For shares held in street name, the record owner of your shares is your bank, broker or other intermediary. We only have access to ownership records for the registered shares. Therefore, if you are not a registered shareholder, you will need to bring additional documentation to evidence your stock ownership as of the record date, such as, a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your voting instruction card in order to be admitted to the annual meeting.

What does it mean if I received more than one proxy/voting instruction card?

This means that you have multiple accounts holding CME Group shares. Shares with different registrations cannot be combined and as a result, you may receive more than one card. For example, shares held through your broker cannot be combined with shares held at our transfer agent, Computershare. Additionally, our Class B shares are not combined with our Class A shares. Therefore, if you own both Class A and Class B shares you will receive more than one proxy card.

If you receive more than one proxy/voting instruction card, you must vote each card to ensure that all shares you own are voted.

What if I return my proxy card but do not provide voting instructions?

If you sign, date and return the proxy card without indicating your instructions on how to vote your shares, the proxies will vote your shares as follows:

•	“FOR” the election of eight directors that we refer to as “Equity Directors”.

•	“FOR” the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

•	“FOR” the advisory resolution approving the compensation of our named executive officers as described in this proxy statement.

•	“FOR” conducting an advisory vote on the compensation of our named executive officers on an annual basis, beginning with the 2011 annual meeting.

•	“ABSTAIN” from voting for the for Class B directors, if applicable.

•	“ABSTAIN” from voting for the for Class B nominating committees.

If any other matter is presented at the annual meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters to be addressed at the annual meeting beyond those described in this proxy statement.

Can I change my mind after I vote?

For shareholders of record: You may change or revoke your vote by submitting a written notice of revocation directed to the Corporate Secretary, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606 or by submitting another proxy card, voting electronically or by telephone or by voting at the annual meeting.

For holders in street name: You may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or intermediary.

Your most recent vote is the one that is counted.

Is my vote confidential?

All proxies, ballots and tabulations that identify the vote of a particular shareholder will be kept confidential, except as necessary to allow the inspectors of election to certify the voting results or to meet legal requirements. Representatives of Broadridge will act as the inspector of election and will count the votes.

Comments written on proxy cards or ballots may be provided by Broadridge to our Corporate Secretary, Kathleen M. Cronin, with the name and address of the shareholder. Each comment will be provided without reference to the vote of the shareholder, unless the vote is mentioned in the comment or unless disclosure of the vote is necessary in order to understand the comment. At our request, the inspector of election may provide us with a list of shareholders who have not voted and periodic status reports on the aggregate vote. These status reports may include breakdowns of vote totals by different types of shareholders, although it is expected that we will not be able to determine how individual shareholders voted.

How many votes must be present to hold the annual meeting?

In order for us to conduct the meeting, shareholders possessing at least one-third of the votes entitled to be cast on each proposal as of April 11, 2011, must be present or represented by proxy. This is referred to as a quorum.

Proxies marked “withhold” or “abstain” are counted as present for establishing a quorum. Additionally, because we have one routine item on the agenda—the ratification of the appointment of our independent registered public accounting firm—“broker non-votes” received on the other proposals will also be counted for purposes of establishing a quorum. A broker non-vote occurs when a broker does not vote on a proposal because the broker does not have discretionary voting power for that particular item under the rules of the NASDAQ and has not received instructions from the beneficial owner.

To ensure that there will be a quorum for each of the proposals to be voted on, please vote before the annual meeting, and allow your shares to be represented at the meeting by your proxies. Voting before the annual meeting will not prevent you from voting in person at the meeting. If you vote in person at the meeting, your previous vote will be revoked automatically.

How many votes are needed to approve the various proposals?

Each of the proposals presented at the annual meeting will be considered separately. Assuming that a quorum is present for the particular proposal, the following votes are required to approve each of the proposals:

•

Proposal 1: Election of equity directors: Eight nominees receiving the highest number of “FOR” votes from all classes of the Company’s Class A and Class B common stock present or represented by proxy at the annual meeting voting together as a single class will be elected.

•

Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011: Must receive a “FOR” vote from the holders of a majority of the shares of the Company’s Class A and Class B common stock present or represented by proxy at the annual meeting voting together as a single class.

•

Proposal 3: Advisory vote on named executive officer compensation: Must receive a “FOR” vote from the holders of a majority of the shares of the Company’s Class A and Class B common stock present or represented by proxy at the annual meeting voting together as a single class to be deemed approved.

•

Proposal 4: Advisory vote on the frequency of future advisory votes on named executive officer compensation: The choice for the frequency of conducting future advisory votes receiving the highest number of “FOR” votes from the holders of the Company’s Class A and Class B common stock present or represented by proxy at the annual meeting voting together as a single class will be deemed approved.

•

Proposal 5: Election of each Class B director: One Class B-1 nominee and one Class B-2 nominee receiving the highest number of “FOR” votes in his class from the respective class of Class B shareholders present or represented by proxy at the annual meeting will be elected as the Class B director for that class.

•

Proposal 6: Election of Class B-1 and Class B-2 nominating committees: Five nominees receiving the highest number of “FOR” votes from the respective class of Class B shareholders present or represented by proxy at the annual meeting will be elected to each of the Class B-1 and Class B-2 nominating committees for that class.

Proxies marked “withhold” will be excluded entirely from the vote on election of Equity Directors, election of each Class B director and election of Class B nominating committees, and will therefore have no effect on the elections. Proxies marked “abstain” are not considered a vote “for” or “against” a proposal and will be excluded entirely from the vote related to the ratification of our independent registered public accounting firm and the advisory vote on named executive officer compensation and, because the approval of such proposals requires the affirmative vote of a majority of the shares of the Company’s Class A and Class B common stock present or represented by proxy at the annual meeting voting together as a single class, abstentions will have the same effect as a vote “against” such proposals. Abstentions will be excluded entirely from the advisory vote on the frequency of future advisory votes on named executive officer compensation and, therefore, will not affect the outcome of the vote.

Because the ratification of our independent registered public accounting firm is considered a routine matter, your bank or broker will have discretionary authority to vote your shares held in street name on this proposal. The election of Equity Directors, the election of each Class B director, the election of Class B-1 and Class B-2 nominating committees, the advisory vote on named executive officer compensation and the advisory vote on the frequency of future advisory votes on named executive officer compensation are not considered routine matters and, therefore, your bank or broker will not have discretionary authority to vote your shares held in street name on those proposals.

Who pays for the solicitation of proxies?

CME Group pays the cost of soliciting proxies. Proxies will be solicited on behalf of the board of directors. This solicitation is being made by mail and over the Internet, but also may be made by telephone or in person. We have hired D.F. King for $10,000, plus out-of-pocket expenses, to assist in the solicitation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their out-of-pocket expenses for sending proxy materials to shareholders and obtaining their vote. Additionally, nominees for Class B director may make solicitations to our shareholders. Such nominees are responsible for the costs incurred in connection with their individual solicitation efforts.

When are shareholder proposals due for the 2012 annual meeting?

To be considered for inclusion in the 2012 proxy statement, shareholder proposals must be received in writing at our principal executive offices no later than December 21, 2011. You should be aware that your proposal must comply with the SEC regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials.

Similarly, in order for you to raise a proposal from the floor during next year’s meeting, we must have timely received written notice of the proposal. In accordance with our bylaws, to be timely, a shareholder’s notice must be delivered to our corporate secretary not earlier than the close of business on February 9, 2012 (the 120th day) and not later than the close of business on March 10, 2012 (the 90th day) prior to the anniversary of the 2011 annual meeting (June 8, 2012); provided, however, that in the event that the date of the 2012 annual meeting is more than 30 days before or more than 60 days after June 8, 2012, to be timely, notice must be delivered not earlier than the close of business on the 120th day prior to the actual date of the 2012 annual meeting and not later than the close of business on the later of the 90th day prior to the actual date of the 2012 annual meeting or, if the first public announcement of the date of the 2012 annual meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which public announcement of the date of the 2012 annual meeting is first made by the Company. Your notice of the proposal must contain the information required under our bylaws in order to be considered.

Shareholder proposals should be sent by mail directed to the Corporate Secretary (Kathleen M. Cronin), CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606 or by fax to her attention at 312.930.4556.

Are there any matters to be voted on at the meeting that are not included in the proxy statement?

At the time this proxy statement went to press, we knew of no matters to be addressed at the annual meeting beyond those described in this proxy statement. If any other matter is presented at the annual meeting, your proxies will vote in accordance with their best judgment.

Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results by press release following the annual meeting and will file the final results in a Current Report on Form 8-K within four business days of the meeting as required by SEC regulations.

If I received paper copies of materials, can I receive future proxy materials online?

Yes. If you chose this option you will not receive paper copies of the proxy materials in the mail. Choosing this option will save us printing and mailing costs and may benefit the environment.

If you hold shares in your name (instead of through a broker or other nominee), you can choose this option by following the instructions provided when you vote over the Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically. If you hold your shares through a broker or other nominee, you should follow the instructions regarding electronic delivery, if any, provided by your broker or other nominee.

If you choose to receive your proxy materials electronically, then prior to next year’s annual meeting you will receive an e-mail notification when the proxy materials are available for your online review. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice.

Why did I receive a notice by mail without printed copies of the proxy materials?

As permitted by rules adopted by the SEC, we are making this proxy statement and our 2010 annual report available to our shareholders electronically via the Internet. On or about April 25, 2011, we mailed a notice containing instructions on how to access this proxy statement and our 2010 annual report and vote over the Internet. If you received a notice by mail, you will not receive a printed copy of the materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the materials. The notice also instructs you on how you may submit your proxy over the Internet. If you received a notice by mail and would like to receive a printed copy of these materials, you should follow the instructions for requesting such materials included in the notice.

Why did members of my household only receive one set of proxy materials but more than one proxy card?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in the electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you participate in householding and wish to receive separate copies of the proxy materials, please contact Computershare at www.computershare.com/us/sc/cme.

Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

Can I get additional copies of the proxy materials?

Yes. Additional copies of our 2010 annual report and this proxy statement, are available free of charge upon written request to Shareholder Relations, Attention: Ms. Beth Hausoul, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606.

Composition of the Board

Our board is currently composed of 33 directors and is classified into three classes with terms for three years. Following the 2011 annual meeting, the board will be composed of 32 directors. Directors elected at the 2011 annual meeting will hold office for a three-year term expiring at the 2014 annual meeting. Eight Equity Directors will be elected by the Class A and Class B shareholders voting together as a single class. Additionally, as set forth in Proposal 5, the holders of Class B-1 and Class B-2 shares will each elect one director. Directors in the other two classes that are not up for election this year will continue in office for the remainder of their terms.

References to terms on our board of directors include service on the board of Chicago Mercantile Exchange Holdings Inc. from its formation in 2001 and service on the board of its wholly-owned subsidiary, Chicago Mercantile Exchange Inc. (CME). CME Group became a public company in December 2002. The boards of our other exchange subsidiaries, Board of Trade of the City of Chicago, Inc. (CBOT), Commodity Exchange, Inc. (COMEX) and New York Mercantile Exchange, Inc. (NYMEX) are comprised of the same members as the CME Group board of directors. Ages are as of April 11, 2011.

Proposal 1 – Election of Equity Directors

The nominating committee recommended and the board approved the following candidates for election to a three-year term expiring at the annual meeting in 2014. The nominees were evaluated and recommended by the nominating committee and approved by the board in accordance with the process for nominating directors as described on page 22 of this proxy statement. All of the nominees for Equity Director are currently members of our board.

Directors are elected by a plurality of the shares present at the meeting, meaning that director nominees with the most affirmative votes are elected to fill the available seats.

Craig S. Donohue, 49 Mr. Donohue has served as our CEO and a member of our board since 2004. Previously, Mr. Donohue was our Executive Vice President and Chief Administrative Officer, Office of the CEO, from 2002 to 2003. Before that, Mr. Donohue held various positions at our organization with increasing responsibility, including Managing Director and Chief Administrative Officer; Managing Director, Business Development and Corporate/Legal Affairs; Senior Vice President and General Counsel; and Vice President of the Division of Market Regulation since joining CME in 1989. Mr. Donohue has served as the Company’s representative on the board of BM&FBOVESPA since 2008. Mr. Donohue is also chairman of the board of the Council for Economic Education, a non-profit organization that focuses on improving the economic literacy of students and teachers. He is also Chairman of the board of the Executives’ Club of Chicago and a member of the board of the World Federation of Exchanges. Mr. Donohue also serves on the Commodity Futures Trading Commission’s Global Markets Advisory Committee.

Timothy S. Bitsberger, 51 Mr. Bitsberger has served as a member of our board since 2008. He has served as Managing Director, Official Institutions FIG Coverage Group of BNP PNA, a subsidiary of BNP Paribas, since December 2010. He previously served as senior consultant with Booz Allen Hamilton from May 2010 to November 2010. Previously, he was with BancAccess Financial from December 2009 to April 2010 and was Senior Vice President and Treasurer of Freddie Mac from 2006 to 2008. Mr. Bitsberger also was with the U.S. Treasury Department from 2001 to 2005 serving first as their Deputy Assistant Secretary for federal finance and more recently as the Assistant Secretary for financial markets. He was confirmed by the U.S. Senate as the Assistant Secretary in 2004.

Jackie M. Clegg, 49 Ms. Clegg has served as a member of our board since 2007. Previously, Ms. Clegg served as a director of CBOT since 2003. As an independent board member, Ms. Clegg has chaired and served on several special committees for mergers and acquisitions as well as on numerous audit committees. Ms. Clegg serves as the Managing Partner of Clegg International Consultants, LLC, an international strategic consulting firm. Previously, she served as the Vice Chair of the board, First Vice President, and as the COO of the Export-Import Bank of the United States, the official U.S. export credit agency that assists in financing the export of U.S. goods and services to international markets. During her 28-year career in Washington, D.C., Ms. Clegg has also worked in the U.S. Congress on national security issues, foreign affairs, and international finance and monetary policy. Ms. Clegg currently serves on the boards of Brookdale Senior Living and Cardiome Pharma Corp. Previously, Ms. Clegg served on the boards of Blockbuster, Inc., CBOT Holdings and Javelin Pharmaceuticals.

James A. Donaldson, 66 Mr. Donaldson has served as a member of our board since 2007. Previously he served as a director of CBOT since 2004. Prior to that, Mr. Donaldson served as a partner of Kelly Grain Company, Executive Vice President and Secretary of Kelly Commodities, Inc. and a broker in the soybean oil pit. He has also been affiliated with Archer Daniels Midland and Kohlmeyer & Company. He is a veteran of the U.S. Air Force. Mr. Donaldson has been a member of CBOT since 1968 and is an independent trader. Mr. Donaldson previously served on the board of CBOT Holdings.

J. Dennis Hastert, 69 Mr. Hastert has served as a member of our board since 2008. He served as Speaker of the House of Representatives from 1999 through 2007. He served 11 terms in Congress and retired from the House of Representatives in 2007. Prior to his role as Speaker, Mr. Hastert served as Chief Deputy Majority Whip in the 104th Congress and also served as Chairman of the House of Government Reform and Oversight Subcommittee on National Security, International Affairs and Criminal Justice. He also spent the first 16 years of his career teaching government, history and economics at Yorkville High School.

William P. Miller II, 55 Mr. Miller has served as a member of our board since 2003 and previously served on the board from 1999 through 2002. He has served as the Senior Managing Director and Chief Financial Officer of Financial Markets International, Inc. since January 2011. Previously he served as the Deputy Chief Investment Officer for the Ohio Public Employees Retirement System from October through December 2010 and as its Senior Investment Officer, Fund Management from 2005 to October 2008. He served as Senior Risk Manager for the Abu Dhabi Investment Authority from 2003 to 2005. Mr. Miller was a risk management advisor for the Rockefeller Foundation, a non-profit foundation and an advisor to Africa Global from 2002 to 2003. Over the 1996 to 2002 period, Mr. Miller was the Independent Risk Oversight Office for Commonfund responsible for enterprise-wide risk management, regulatory compliance and internal audit. From 1994 to 1996 Mr. Miller held management positions in General Motors engineering, treasury and investment divisions. Mr. Miller is a chartered financial analyst and a member of the Institute of Chartered Financial Analysts. Mr. Miller serves on the board of American Axle and Manufacturing Holdings, Inc. and previously served as a member of the PCAOB Standing Advisory Group and on the board of the Dubai International Futures Exchange, New York Futures Exchange, BTOP50 Family of Funds and the End Users of Derivatives Exchange.

Terry L. Savage, 66 Ms. Savage has served as a member of our board since 2003. Ms. Savage is a financial journalist, author and President of Terry Savage Productions, Ltd., which provides speeches, columns and videos on personal finance for corporate and association meetings, publications and national television programs and networks, including CNN, CBS and Moneyshow.com. She was a member of CME from 1975 to 1980. Ms. Savage is a director of the Northwestern Memorial (Hospital) Foundation and Junior Achievement of Illinois.

Christopher Stewart, 53 Mr. Stewart has served as a member of our board since 2007. Previously he served as director of CBOT since 2006. Mr. Stewart has served as CEO of Gelber Group LLC, a clearing member firm, since 2000 and has been employed by Gelber Group since 1983. Mr. Stewart was appointed to The Rock and Roll Hall of Fame and Museum board in 2009. Mr. Stewart previously served as a director of CBOT Holdings.

Our board recommends a vote “FOR” the foregoing nominees.

Election of Class B Directors

In addition to the foregoing nominees for Equity Director, our Class B-1 and Class B-2 shareholders are each entitled to elect a nominee. Messrs. Johnson and Lynch are current members of our board and have terms expiring at the 2011 annual meeting and were elected by the Class B-1 and Class B-2 shareholders, respectively. The biographies of these nominees are set forth on page 80 under Proposal 5—Election of Class B-1 and Class B-2 Directors. In accordance with our bylaws, these elections are being run on a contested basis.

Retiring Director

Dr. Newsome has elected to retire from the board of directors effective as of the annual meeting. Dr. Newsome served as a member of our board since 2008. Prior to that, he served as President of NYMEX beginning in 2004 and as chairman of the CFTC beginning in 2001 and a commissioner beginning in 1998. Dr. Newsome has served as one of our board representatives on the Dubai Mercantile Exchange and he also serves on the board of managers of Gavilon Holdings, LLC. Dr. Newsome previously served on the board of NYMEX Holdings.

Members of our Board Not Standing for Election this Year

Set forth below is information about our board members who are not standing for election at the 2011 annual meeting.

Directors with Terms Expiring in 2012

Jeffrey M. Bernacchi, 53 Mr. Bernacchi has served as a member of our board since 2009. He has been a member of CME since 1979, of CBOT since 1992 and of NYMEX since 2007. Mr. Bernacchi has served as President and owner of JMB Trading Corp. since 1980, Vice President and part owner of FuturesRoute, Inc. since 1999 and managing member of Celeritas Capital LLC since 2008. He is also the owner of Bernacchi Trading.

Dennis H. Chookaszian, 67 Mr. Chookaszian has served as a member of our board since 2004. Since 2007, he has served as Chairman of the Financial Accounting Standards Advisory Council. From 1999 until 2001, Mr. Chookaszian served as Chairman and CEO of mPower, Inc., a financial advice provider focused on the online management of 401(k) plans. Mr. Chookaszian served as Chairman and CEO of CNA Insurance Companies from 1992 to 1999. During his 27-year career with CNA, Mr. Chookaszian held several management positions at the business unit and corporate levels, including President and COO from 1990 to 1992 and CFO from 1975 to 1990. Mr. Chookaszian serves as a director of Career Education Corporation, LoopNet, Inc., Insweb Corp. and Allscripts Healthcare Solutions, Inc. Mr. Chookaszian is a registered certified public accountant.

Robert F. Corvino, 53 Mr. Corvino has served as a member of our board since 2007. Previously, Mr. Corvino served as Vice Chairman of CBOT since 2004 and a director since 2000. He has served as Managing Director, Cornerstone Investment Management since January 2009. Mr. Corvino is an independent local trader and has been a member of CBOT since 1984. Mr. Corvino previously served on the board of CBOT Holdings.

Larry G. Gerdes, 62 Mr. Gerdes has served as a member of our board since 2007. He previously served as a director of CBOT since 2005. He is Chairman and CEO of Transcend Services, Inc., the second largest medical transcription company in the United States. Mr. Gerdes is also a general partner of Gerdes Huff Investments. Since 1983, Mr. Gerdes has served as general partner of Sand Hill Financial Company, a venture capital partnership. Mr. Gerdes is a major shareholder and President of Friesland Farms, LLC. He also is a member of the Dean’s Advisory Council for The Kelley School of Business at Indiana University, serves on the non-profit boards of the Tommy Nobis Center and the J. Kyle Braid Leadership Foundation and serves as trustee for Monmouth College. Mr. Gerdes currently serves on the board of Access Plans, Inc. (f/k/a Alliance Healthcard, Inc.) and Transcend Services, Inc. Mr. Gerdes also previously served on the board of CBOT Holdings.

Daniel R. Glickman, 66 Mr. Glickman has served as a member of our board since 2001. He has served as the Executive Director of the Aspen Institute’s Congressional Program since April 2011. Mr. Glickman also has served as a Senior Fellow for the Bipartisan Policy Center since July 2010. From 2004 to April 2010, Mr. Glickman served as Chairman and CEO of the Motion Picture Association of America, Inc. Mr. Glickman previously served as Director of the Institute of Politics at Harvard University’s John F. Kennedy School of Government from 2002 to 2004 and, until 2004, had been a Senior Advisor in the law firm of Akin, Gump, Strauss, Hauer & Feld, where he was a partner from 2001. He also served as U.S. Secretary of Agriculture from 1995 through 2001 and as a member of the U.S. Congress, representing a district in Kansas, from 1977 through 1995. Mr. Glickman previously served as a director of the Hain-Celestial Corporation.

James E. Oliff, 62 Mr. Oliff has served as a member of our board since 1994 and has been a member of CME for more than 30 years. Mr. Oliff served as our Vice Chairman from 2002 until 2007 and as our Second Vice Chairman from 1998 until 2002. He previously served on our board from 1982 to 1992. Mr. Oliff has also served as President of FILO Corp., a floor brokerage business, since 1982. Mr. Oliff previously served as Executive Director of International Futures and Options Associates from 1996 to 2005, as President and CEO of FFast Trade U.S., LLC from 2001 to 2005, as Chairman and CEO of FFastFill Inc. from 2003 to 2005 and as FFastFill’s COO from 2001 to 2003. He also served as President of LST Commodities, LLC, an introducing broker, from 1999 until 2002. He currently serves as a member of the board of FFastFill, plc. and the advisory board for the MS Program in Financial Engineering at Kent State University and the advisory board of The Review of Futures Markets.

John L. Pietrzak, 55 Mr. Pietrzak has served as a member of our board since 2007. Previously, Mr. Pietrzak served as a director of CBOT from 1993 to 1995 and from 2006. He also served as a director of The Clearing Corporation (formerly Board of Trade Clearing Corp.) from 2001 to 2004. Mr. Pietrzak has served as Managing Partner of Longwood Partners, a private equity firm, since 2002 and as general partner of Sparta Group, a proprietary trading group, since 1997. Mr. Pietrzak previously served on the board of CBOT Holdings.

Edemir Pinto, 57 Mr. Pinto has served as a member of our board since February 2011. He has served as the CEO of BM&FBOVESPA since 2008, which was the result of the merger of BM&F S.A. and Bovespa Holding. Prior to the merger, Mr. Pinto served as BM&F’s Chief Executive Officer from 1999 and served as a member of its board of directors from 1999 until 2007. He also held the position of Derivatives Clearinghouse Officer at BM&F prior to serving as its CEO.

Alex J. Pollock, 68 Mr. Pollock has served as a member of our board since 2004. Mr. Pollock has served as Resident Fellow of the American Enterprise Institute in Washington, D.C. since 2004 and previously served as President and CEO of the Federal Home Loan Bank of Chicago from 1991 through 2004. He was previously President and CEO of Community Federal Savings. Mr. Pollock serves on the non-profit boards of Great Lakes Higher Education Corporation and the Great Books Foundation. He previously served on the board of Allied Capital Corp.

William R. Shepard, 64 Mr. Shepard has been a member of our board since 1997. Previously he served as our Second Vice Chairman from 2002 to 2007. He has been a member of CME for more than 30 years. Mr. Shepard is founder and President of Shepard International, Inc., a futures commission merchant.

David J. Wescott, 54 Mr. Wescott has served as a member of our board since 2003. Mr. Wescott has been a member of CME for more than 25 years. He previously served as a director from 1989 through 1996 and has served as President of The Wescott Group Ltd. since 1991 and Managing Partner of the Dowd/Wescott Group since 2006. Dowd/Wescott was acquired by MF Global, one of our clearing firms, in 2007. Mr. Wescott is currently a Vice President with MF Global.

Directors with Terms Expiring in 2013

Terrence A. Duffy, 52 Mr. Duffy has served as our Executive Chairman since 2006 when he became an officer of the Company. Previously he served as Chairman of the board since 2002 and our Vice Chairman from 1998 until 2002. Mr. Duffy has been a member of our board since 1995. He has been President of TDA Trading, Inc. since 1981 and has been a member of CME for more than 25 years. In 2002, he was appointed by President Bush to serve on a National Saver Summit on retirement savings. He also was appointed by President Bush and confirmed by the U.S. Senate in 2003 as a member of the Federal Retirement Thrift Investment Board. Mr. Duffy currently serves on the board of World Business Chicago, the board of Saint Xavier University, the Regional Advisory Board of The American Ireland Fund and is co-chair of the Mayo Clinic Greater Chicago Leadership Council.

Charles P. Carey, 57 Mr. Carey has been a member of our board since 2007 and served as our Vice Chairman in connection with our merger with CBOT Holdings. Prior to our merger, Mr. Carey served as Chairman of CBOT since 2003, as Vice Chairman from 2000 to 2002, as First Vice Chairman during 1993 and 1994 and as a board member of CBOT from 1997 to 1999 and from 1990 to 1992. Mr. Carey is a partner in the firm Henning and Carey, one of our clearing firms. He has been a member of CBOT since 1978 and was a member of the MidAmerica Commodity Exchange from 1976 to 1978. Mr. Carey previously served on the board of CBOT Holdings.

Mark E. Cermak, 59 Mr. Cermak has served as a member of our board since 2007. Previously, Mr. Cermak served as a director of CBOT since 2000. Mr. Cermak is currently Director of Execution Services of ABN AMRO Clearing Chicago LLC, which was formerly known as Fortis Clearing Chicago LLC, and President of the William F. O’Connor Foundation. Previously, Mr. Cermak served as President, Futures Division at O’Connor & Company LLC from 1995 until it was acquired by Fortis Clearing Americas in 2006. Mr. Cermak served in the U.S. Army from 1969 to 1971 and has been a member of CBOT since 1987. He also serves on the Mayo Clinic Greater Chicago Leadership Council. Mr. Cermak previously served on the board of CBOT Holdings.

Martin J. Gepsman, 58 Mr. Gepsman has served as a member of our board since 1994 and served as Secretary of the board from 1998 to 2007. He has been a member of CME for more than 25 years. Mr. Gepsman has also been an independent floor broker and trader since 1985.

Gary M. Katler, 64 Mr. Katler has served as a member of our board since 1993 and has been a member of CME for more than 15 years. He is currently Vice President of ABN AMRO Clearing Chicago LLC, which was formerly known as Fortis Clearing Chicago LLC. Previously, Mr. Katler served as Vice President of O’Connor & Company LLC from 2002 until it was acquired by Fortis Clearing Americas in 2006. Mr. Katler served as Head of the Professional Trading Group of Fimat USA from 2000 to 2002. Prior to that, Mr. Katler served as Senior Vice President of ING Barings Futures and Options Inc.

Leo Melamed, 79 Mr. Melamed has served as a member of our board since 2001 and as our Chairman Emeritus since 1997. He also previously served on our board during prior periods for more than 30 years. He served as our Senior Policy Advisor from 1997 to 2005. He also served as Secretary of our board from 1967 to 1969, Chairman from 1969 until 1972 and founding Chairman of the International Monetary Market from 1972 until its merger with our exchange in 1976. Upon completion of the merger, Mr. Melamed became the first chairman of the combined institution. Mr. Melamed served as Special Counsel to our board from 1977 until 1991. He has been a member of CME for more than 45 years. He also played a vital role in the creation of our CME Globex platform. From 1993 to 2001, he served as Chairman and CEO of Sakura Dellsher, Inc., a former clearing firm of our exchange, and he currently serves as Chairman and CEO of Melamed & Associates, a global consulting group. He is a permanent advisor to the National Futures Association, a consultant to Infinium Capital Management and Great Wall Futures Co., Ltd., and serves on the advisory board of Vernon & Park Capital L.P. Mr. Melamed is also a published author of a number of books pertaining to the markets and the history of CME Group.

Joseph Niciforo, 50 Mr. Niciforo has served as a member of our board since 2007. He is currently a principal of Henning and Carey, one of our clearing firms. He previously served as Chairman of Twinfields Capital Management, a global fixed income hedge fund, from 2004 to 2009. Prior to that, Mr. Niciforo was partner and Managing Director—U.S. Fixed Income at Tudor Investment Corporation. He is a member of the Fordham Law School National board of advisors. Mr. Niciforo previously served on the board of CBOT Holdings.

C.C. Odom II, 68 Mr. Odom has served as a member of our board since 2007. Previously, he served as a director of CBOT since 2002 and from 1979 to 1982 and as Vice Chairman in 1982. Mr. Odom is founder and sole proprietor of Odom Investments. He is a trader and has been an independent member of CBOT for more than 25 years and was a member of the Chicago Board Options Exchange (CBOE) from 1974 to 1991. Mr. Odom served as chairman of the board at New Orleans Commodity Exchange in 1981 and prior to that as charter director, 1979 to 1980. He served as a firm-delegated member of the New York Stock Exchange from 1971 to 1973, and a director of the International Precious Metals Institute from 1979 to 1983. Mr. Odom is the founder of CCO Venture Capital, Argent Venture Capital and the co-founder and principal of Frontier Healthcare, LLC. Mr. Odom previously served as a principal of three CBOT clearing member firms and a principal of a CBOE member clearing firm. He is the sole proprietor of the Rock’n C Ranch. Over the course of his career, Mr. Odom served on more than 40 boards of directors and board level committees of various financial services organizations, including the board of CBOT Holdings.

John F. Sandner, 69 Mr. Sandner has served as a member of our board since 1978 and a member of CME for more than 30 years. He also served as our Special Policy Advisor from 1998 to 2005. Previously, he served as Chairman of our board for 13 years. Mr. Sandner has served as Chairman of E*Trade Futures, LLC since 2003. Mr. Sandner previously served as President and CEO of RB&H Financial Services, L.P., a futures commission merchant and one of our clearing firms, from 1985 to 2003. RB&H Financial Services, L.P. is now a division of MF Global. Mr. Sandner serves as a consultant to RB&H Financial Services, L.P. Mr. Sandner currently serves on the board of the National Futures Association and serves as one of our board representatives on the Dubai Mercantile Exchange. Mr. Sandner currently serves on the board of Echo Global Logistics, Inc. and previously served on the board of Click Commerce Inc.

Howard J. Siegel, 54 Mr. Siegel has served as a member of our board since 2000. He has been a member of CME since 1977. In 1978, Mr. Siegel began his trading career at Moccatta Metals in their Class B arbitrage operations and served as an order filler until 1980. From there, he went on to fill orders and trade cattle from 1980 until 1982. At that time, Mr. Siegel became a partner and an officer in a futures commission merchant that cleared at CME until selling his ownership interest in 1990. For more than the past 28 years, Mr. Siegel has been an independent trader on our CME exchange. He continues to actively trade today in the agricultural quadrant on the floor and electronically.

Dennis A. Suskind, 68 Mr. Suskind has served as a member of our board since 2008. Mr. Suskind joined J. Aron & Company in 1961 where he served as Executive Vice President and was responsible for the worldwide precious metal trading operations. In 1980, Mr. Suskind became a general partner of Goldman Sachs upon its acquisition of J. Aron & Company until his retirement in 1990. During his tenure in trading metals, Mr. Suskind served as Vice Chairman of NYMEX, Vice Chairman of COMEX, a member of the board of the Futures Industry Association, a member of the board of International Precious Metals Institute, and a member of the boards of the Gold and Silver Institutes in Washington, D.C. Mr. Suskind serves on the board of Bridgehampton National Bank and previously served on the board of NYMEX Holdings.

Corporate Governance

We have a long-standing commitment to implementing sound corporate governance practices that enhance the effectiveness of our board. These practices provide an important framework within which the board and management can pursue our strategic objectives and ensure long-term vitality for the benefit of our shareholders. This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance materials, including our Corporate Governance Principles, Board of Directors Conflict of Interest Policy, Board of Directors Code of Ethics, Categorical Independence Standards, Employee Code of Conduct and the charters for all our board committees, may be found on our Web site, www.cmegroup.com, in the “Investor Relations—Corporate Governance” section. Copies of these materials are also available free of charge to shareholders upon written request directed to the Corporate Secretary, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606. Our Employee Code of Conduct is applicable to all of our employees, including our chief executive officer and other senior financial officers. The board and the governance committee regularly review and modify the corporate governance documents, including the Corporate Governance Principles, as warranted. Any modifications are reflected on our Web site.

Director Independence

The experience and diversity of our directors has been, and continues to be, critical to our success. Our Corporate Governance Principles require that the board be composed of at least a majority of independent directors. Additionally, in accordance with applicable listing standards, the members of our audit, compensation, governance and nominating committees must be independent. For a director to be considered independent, the board must affirmatively determine that the director has no direct or indirect material relationship with the Company. The board has adopted Categorical Independence Standards, which are attached to this proxy statement as Appendix A, to assist the board in making its determinations regarding independence. These standards conform to and exceed the independence criteria specified in the listing standards of the NASDAQ. They specify the criteria by which the independence of our directors will be determined, including relationships and transactions between each director, any member of his or her immediate family, his or her affiliates, charitable organizations with which he or she is affiliated, and us.

The board believes that all of its non-executive directors act independently of, and effectively monitor and oversee the actions of, management. We also believe that Mr. Duffy, who serves as our Executive Chairman, continues to act independently of management despite the fact that in his role he is also an employee of the Company. We note that in his role, Mr. Duffy performs the same management oversight functions as an independent chairman, and that he does not serve as a member of our management team. Based on our Categorical Independence Standards, at its meeting held in February 2011, the governance committee made a preliminary assessment of the independence of the directors and director nominees and based on such assessment made a recommendation to our board regarding their independence. Some of our directors are members of our exchanges, which provides them with access to our open outcry trading floors, lower trading fees, the ability to vote on certain matters relating to the operation of our trading floors and, for members of CME, the ability to elect six of our directors. Directors who are members of our exchanges may make payments directly to us or indirectly to us through our clearing firms in connection with their trading activity on an exchange. To ensure that such payments did not exceed the monetary thresholds set forth in the listing standards of the NASDAQ, the governance committee reviewed the directors’ and their affiliated clearing firms’ trading activities and relationships with our exchanges as part of its independence determination. The governance committee and the board noted that all payments were made in the ordinary course of our business, were on terms consistent with those prevailing at the time for corresponding transactions by similarly situated unrelated third parties and were not in excess of the applicable payment thresholds.

Certain of our board members also lease space at our 141 West Jackson Boulevard location in Chicago in connection with their trading activities. The governance committee and the board considered whether such transactions would have an impact on the directors’ independence, noting that the leases are entered into on terms prevalent in the marketplace.

After considering information provided by the directors and director nominees in their annual questionnaires, the payments made to us relating to trading activities of directors and director nominees who are members of an exchange as well as additional information gathered by our Office of the Corporate Secretary, the governance committee recommended and the board determined which directors and nominees should be classified as independent. All of our directors and director nominees with the exception of the following have been classified as independent.

•	Employment Relationships: Messrs. Duffy and Donohue are employees of the Company.

•

Consulting Arrangements: Messrs. Melamed and Sandner have existing consulting relationships with the Company and Dr. Newsome had a previous consulting arrangement with the Company that expired in August 2010.

•

Strategic Partnership and Cross-Investment: Mr. Pinto serves as the director representative of BM&FBOVESPA. BM&FBOVESPA owns approximately 5% of our outstanding Class A shares and we own approximately 5% of its shares. We have a cross-investment agreement with BM&FBOVESPA and have agreed to work together as global preferred strategic partners to advance our mutual interests in globalizing our respective businesses through jointly identifying and pursuing opportunities for strategic investments and partnerships with other international exchanges.

•

Other: Mr. Carey served as our Vice Chairman in accordance with our bylaws and received compensation of $750,000 for his service during such time. Mr. Pankau has a family member who is an employee of CME Group who received compensation in excess of $120,000 from the Company.

The list of our independent directors is set forth on page 23.

Public Directorship

As the parent company of four self-regulatory organizations, we are required to ensure that we meet the core principles of the Commodities Futures Trading Commission (CFTC) which among other things requires that we have processes and procedures to address potential conflicts of interest that may arise in connection with the operation of our exchanges. Significant representation of individuals who don’t have relationships with our exchanges, referred to as “public directors” in the CFTC regulations, play an important role in our processes to address potential conflicts of interest. The board has assessed which directors would be considered “public” directors based upon their lack of relationship with our exchanges and the industry per the CFTC regulations. The list of our public directors is set forth on page 23. Additionally, our market regulation oversight committee is composed solely of public directors.

Board Leadership Structure

Our bylaws permit the positions of chairman and chief executive officer to be held by the same person. However, the board has historically believed that these roles and their attendant responsibilities should be separate and fulfilled by two separate individuals. During the entire period following our initial public offering in 2002, the positions have been separated. We believe having separate roles allows our board to effectively provide guidance to and oversight of our management. In 2006, the governance committee recommended and the board approved the appointment of Mr. Duffy to serve in the role of

Executive Chairman as an executive officer of the Company. The appointment was made in recognition of the substantial role Mr. Duffy plays in the development of the Company’s strategic initiatives. The appointment of Mr. Duffy as Executive Chairman did not alter Mr. Donohue’s duties and responsibilities as our CEO. Mr. Duffy continues to perform the same management oversight functions as an independent chairman and he is not considered a member of our management team.

Because Mr. Duffy has been classified as non-independent, the board has assigned the following responsibilities to the chair of the governance committee:

•	Preside at executive sessions of the independent directors and of the non-executive directors.

•	Coordinate the performance evaluation of the Executive Chairman.

•	Coordinate the self-evaluation of the board.

•	Serve as the contact for shareholder communications addressed to the independent directors.

The board believes that its current structure allows it to effectively operate, represent the rights of our shareholders and create long-term value. The board reserves the right to make changes to its governance structure in the future as it deems appropriate.

Classified Board Structure

We received a shareholder proposal for this year’s annual meeting urging the board to take steps to declassify its structure. The proposal was reviewed by our governance committee and the board and, after discussions, the governance committee and the board agreed to submit to our shareholders a management sponsored proposal to declassify its board structure at the 2012 annual meeting. As a result of our agreement, the shareholder proposal was withdrawn.

Board’s Role in Risk Oversight

The board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Company has established an enterprise risk management program. The role of the program is to promote and facilitate the process to evolve, align and sustain sound risk management practices at the Company. Our ultimate objective is to help preserve and protect our enterprise value and to help increase the likelihood of achieving our financial, operational and strategic objectives.

The program is led by our Director, Enterprise Risk Management who reports to the head of our internal audit department who reports directly to the audit committee. The audit committee serves as the primary committee with responsibility for overseeing our risk management process, with our other board level committees overseeing specific risks that relate to their core responsibilities. Enterprise risk management is a standing agenda item at each of the regular audit committee meetings, and specific risks are discussed at the board and board-level committees, as relevant.

Enterprise risks are identified, evaluated, prioritized, and updated regularly by management through our cross-functional risk management team; made up of senior managers representing each division of our business and led by our Director, Enterprise Risk Management. The audit committee and the board receive detailed updates on our enterprise risks each quarter from the Director, Enterprise Risk Management, on behalf of the risk management team. Additional review or reporting on our enterprise risks is conducted as needed or as requested by the board or one of its committees.

Executive Sessions

Our Corporate Governance Principles require our independent directors to meet in executive session (without management and non-independent directors) on a quarterly basis. As discussed above, these sessions are chaired by the chair of the governance committee. The chair of the executive sessions may, at his or her discretion, invite our Executive Chairman, other non-independent directors or other members of management, including the CEO, to participate in a portion of such executive sessions, as appropriate.

Annual Assessment of Board and Committee Performance

As provided in our Corporate Governance Principles, the board annually reviews its own performance, structure and processes in order to assess how effectively it is functioning. The assessment is implemented and administered by the governance committee through an annual board self-evaluation survey. In addition, the audit, compensation, finance, governance, market regulation oversight and nominating committees each conduct an annual self-assessment.

Contacting the Board of Directors

If you would like to contact the board of directors, including a committee of the board or the independent directors as a group, you may send an e-mail to directors@cmegroup.com. You may also communicate with the members of the board by mail addressed to an individual member of the board, the full board, a particular committee or the independent directors as a group directed to the Corporate Secretary, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606.

All communications received will be compiled by the Office of the Corporate Secretary and submitted to the governance committee on a quarterly basis or more frequently as appropriate. E-mails received via directors@cmegroup.com are screened for junk commercial e-mail and general solicitations. If a communication does not involve an ordinary business matter as described below and if a particular director is named, the communication will be forwarded to that director.

In order to expedite a response to ordinary business matters, the governance committee has authorized management to receive, research and respond, if appropriate, on behalf of our directors, including a particular director or its non-executive directors, to any communication regarding a product of an exchange or transactions by a clearing firm or a member of an exchange (an “ordinary business matter”). Any director may review any such communication or response thereto.

The governance committee receives regular reports regarding the communications received.

Attendance at Annual Meetings

We strongly encourage, but do not require, our directors to attend the annual meeting. Last year, 29 of the 32 directors on the board at that time attended the annual meeting of shareholders.

Director Qualifications and Equity Director Nomination Process

Our board and its nominating committee seek candidates with a variety of talents and expertise to ensure that the board overall as a whole is operating effectively and is focused on creating long-term value for our shareholders. We believe that our board should be composed of individuals from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity and who exercise their good judgment to provide practical insights and different perspectives. In selecting candidates, the board endeavors to find individuals who have a solid record of accomplishment in their chosen fields and who display the independence of mind and strength of character to effectively represent the best interests of our shareholders.

Until our 2012 annual meeting, at least 10 of our Equity Directors must be CBOT directors and the remaining Equity Directors are designated as CME directors. CBOT directors are former directors of CBOT Holdings that became members of our board in connection with our merger with CBOT Holdings (or their replacements that are elected or appointed in accordance with our bylaws). We have a nominating committee composed of four CME directors and two CBOT directors. Nominees for election as CME directors are nominated for election by the members of our board that are CME directors upon the recommendation of the representatives on our nominating committee that are CME directors. Nominees for election as CBOT directors are nominated for election by the members of our board that are CBOT directors upon the recommendation of the representatives on our nominating committee that are CBOT directors. The holders of the Class B-1, Class B-2 and Class B-3 common stock have the right to elect members of nominating committees for their respective class, which are responsible for nominating candidates for election by their class. Our certificate of incorporation requires that director candidates for election by a class of Class B common stock own, or be recognized under our rules as the owner of, at least one share of that class.

The nominating committee has not adopted a specific policy on the role of diversity in assessing director candidates; however as discussed, the nominating committee believes that it is essential that board members represent diverse viewpoints. In considering candidates for the board, the nominating committee considers the entirety of each candidate’s credentials. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the board are also considered. In assessing new candidates for the board, we have not adopted a set of firm criteria that an individual must meet to be considered. The nominating committee, composed entirely of directors who are independent under applicable listing standards, reviews the qualifications and backgrounds of potential directors in light of the needs of the board and the Company at the time and nominates a slate of Equity Director nominees to be nominated for election at the annual meeting of shareholders. In evaluating potential director nominees, the nominating committee will take into consideration, among other factors, whether the nominee:

•	Has the highest professional and personal ethics and values;

•	Is independent of management under our Categorical Independence Standards;

•	Has the relevant expertise and experience required to offer advice and guidance to our CEO;

•	Helps the board reflect the industry diversity of interest composition requirements set forth in our bylaws;

•	Has the ability to make independent analytical inquiries;

•	Can dedicate sufficient time, energy and attention to the diligent performance of his or her duties;

•	Has the ability to represent the interests of the shareholders of the Company and to create long-term value;

•	Has any special business experience and expertise in a relevant area;

•	Would be considered an audit committee financial expert or financially literate, as such terms are defined in applicable rules, regulations and listing standards; and

•	Has an understanding of our business, products, market dynamics and customer base.

We believe all of our board members have an inquisitive and objective perspective, practical wisdom and mature judgment. In addition, the following highlights the key characteristics that the board believes qualifies its members to serve the interests of our shareholders. This summary, however, is not meant to be a complete description of all of the skills and attributes of our board members. Additional details on our individual directors and director nominees are set forth in their biographies beginning on page 11 and page 80.

Attribute	Directors and Director Nominees with Attribute
Industry Experience
Possesses an understanding of our markets as a result of trading our products, serving as an officer of a firm which trades our products or working in the financial services industry	Jeffrey M. Bernacchi Timothy S. Bitsberger Charles P. Carey Mark E. Cermak Robert F. Corvino James A. Donaldson Craig S. Donohue Terrence A. Duffy Martin J. Gepsman Bruce F. Johnson	Gary M. Katler Patrick B. Lynch Leo Melamed James E. Newsome Joseph Niciforo C.C. Odom II James E. Oliff Ronald A. Pankau John L. Pietrzak Edemir Pinto	Alex J. Pollock John F. Sandner Terry L. Savage Aryeh C. Shender William R. Shepard Howard J. Siegel Christopher Stewart Dennis A. Suskind David J. Wescott

Independence
Satisfies applicable standards of independence	Jeffrey M. Bernacchi Timothy S. Bitsberger Mark E. Cermak Dennis H. Chookaszian Jackie M. Clegg Robert F. Corvino James A. Donaldson Martin J. Gepsman Larry G. Gerdes Daniel R. Glickman	J. Dennis Hastert Bruce F. Johnson Gary M. Katler Patrick B. Lynch William P. Miller II Joseph Niciforo C.C. Odom II James E. Oliff John L. Pietrzak	Alex J. Pollock Terry L. Savage Aryeh C. Shender William R. Shepard Howard J. Siegel Christopher Stewart Dennis A. Suskind David J. Wescott

CFTC Public Director
Satisfies the CFTC definition of public director	Timothy S. Bitsberger Jackie M. Clegg Larry G. Gerdes	Daniel R. Glickman J. Dennis Hastert William P. Miller II	Alex J. Pollock Terry L. Savage Dennis A. Suskind

Government Relations/ Regulatory/Public Policy
Experience interacting with our regulators and members of government or prior service in government	Timothy S. Bitsberger Charles P. Carey Jackie M. Clegg Craig S. Donohue	Terrence A. Duffy Daniel R. Glickman J. Dennis Hastert	James E. Newsome Leo Melamed Alex J. Pollock

Management Experience
Experience as a chief executive officer, president or senior vice president of a company or a significant subsidiary, operating division or business unit	Dennis H. Chookaszian Craig S. Donohue Larry G. Gerdes	Daniel R. Glickman James E. Oliff Alex J. Pollock	Edemir Pinto Christopher Stewart

Attribute	Directors and Director Nominees with Attribute

Financial Expertise
Experience as a chief financial officer	Dennis H. Chookaszian	Larry G. Gerdes	William P. Miller II

Professional Accreditations
Possesses an advanced degree	Dennis H. Chookaszian Robert F. Corvino Craig S. Donohue Larry G. Gerdes	Daniel R. Glickman Bruce F. Johnson Leo Melamed Joseph Niciforo	James E. Oliff Alex J. Pollock John F. Sandner

Risk Management Experience
Experience in overseeing risk management processes and procedures	Dennis H. Chookaszian	William P. Miller II	John L. Pietrzak

Public Company Directorship
Experience serving as a director of a publicly traded company	Charles P. Carey Mark E. Cermak Dennis H. Chookaszian Jackie M. Clegg Robert F. Corvino James A. Donaldson Craig S. Donohue	Larry G. Gerdes Daniel R. Glickman William P. Miller II James E. Newsome Joseph Niciforo C.C. Odom II James E. Oliff	John L. Pietrzak Alex J. Pollock John F. Sandner Terry L. Savage Christopher Stewart Dennis H. Suskind

Meetings of our Board and Board Committees

Our board held seven meetings during 2010. The board of directors has nine board committees: audit; compensation; executive; finance; governance; market regulation oversight; marketing and public relations advisory; nominating and strategic steering. Each committee has a written charter that sets forth its responsibilities in more detail. Copies of these charters are available on our Web site. In addition to meetings of the full board, directors also attended meetings of board committees on which they serve. Each director attended at least 75% of the board meetings and meetings of the board committees of which he or she was a member during 2010. Additionally, we hold an annual all-day meeting of our board and management to discuss the overall strategic objectives of the Company.

Our audit, compensation, governance, market regulation oversight and nominating committees consist entirely of independent directors. Our market regulation oversight committee consists entirely of public directors as defined by the CFTC.

Audit Committee. The audit committee assists the board in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualification and independence of our independent registered public accounting firm, the performance of our internal audit functions and our external auditors and the effectiveness of our internal controls. The committee performs this function by monitoring our financial reporting process and internal controls and by assessing the audit efforts of the external auditors and the internal audit department. The committee has ultimate authority and responsibility to appoint, retain, compensate, evaluate, and where appropriate, replace the external auditors. Directors Chookaszian (Chairman), Bernacchi, Clegg, Gerdes, Miller, Savage and Suskind are current members of the committee, all of whom are considered independent. In 2010, the committee met 10 times.

Compensation Committee. The compensation committee assists the board in fulfilling its responsibilities in connection with the compensation of board members and senior management and oversees the compensation programs for our employees. It performs this function by establishing and overseeing our compensation programs, approving compensation for our senior management group, recommending to the board the compensation of board members who are not officers of the Company, overseeing the administration of our equity award plans and approving the filing of the Compensation Discussion and Analysis section in accordance with applicable rules and regulations of the SEC for inclusion in our proxy statements. Directors Pollock (Chairman), Bitsberger, Cermak, Donaldson, Gepsman, Gerdes, Glickman and Shepard are current members of the committee. In 2010, the committee met nine times.

Executive Committee. The executive committee exercises the authority of the board when the board is not in session, except in cases where action of the entire board is required by our articles of incorporation, bylaws or applicable law. The committee may also review and provide counsel to management regarding material policies, plans or proposals prior to submission of such items to the board. The executive committee is also responsible for conducting the annual performance evaluation of our CEO and our President and presenting its conclusions to the board during an executive session. Directors Duffy (Chairman), Carey, Donohue, Glickman, Melamed, Niciforo, Odom, Pollock, Sandner and Shepard are current members. In 2010, the committee met nine times.

Finance Committee. The finance committee assists the board in fulfilling its oversight responsibilities with respect to the Company’s financial policies, strategies and capital structure. Directors Gerdes (Chairman), Chookaszian, Miller, Newsome, Oliff, Pietrzak, Pollock and Shepard are current members. In 2010, the committee met seven times.

Governance Committee. The governance committee assists the board by making recommendations on the Company’s corporate governance practices. The committee reviews and recommends changes to the Company’s Corporate Governance Principles and other policies in the area of corporate governance and oversees the Company’s compliance & ethics program. Directors Glickman (Chairman), Chookaszian, Clegg, Gerdes, Hastert and Pollock are current members. In 2010, the committee met four times.

Marketing and Public Relations Advisory Committee. The marketing and public relations advisory committee reviews and provides advice regarding marketing, branding, advertising and corporate communications policies and programs. Directors Donaldson, Donohue, Katler, Sandner, Savage and Siegel are current members. The committee did not meet in 2010.

Market Regulation Oversight Committee. The market regulation oversight committee assists the board with its oversight of matters relating to our operation of four exchanges that are self-regulatory organizations. The committee provides independent oversight of the policies and programs of our market regulation department to ensure effective administration of our self-regulatory responsibilities. Directors Miller (Chairman), Bitsberger, Clegg, Pollock and Savage are current members. In 2010, the committee met seven times.

Nominating Committee. The nominating committee reviews qualifications of potential candidates for Equity Director. In connection with our merger with CBOT Holdings, until our 2012 annual meeting, the committee is required to be composed of four CME directors and two CBOT directors. Directors Pollock (Chairman), Cermak, Corvino, Gepsman, Oliff and Siegel are current members. In 2010, the committee met four times.

Strategic Steering Committee. The strategic steering committee assists and provides guidance to management and the board in fulfilling its responsibilities to oversee our long-range direction, corporate strategy and competitive position. The committee analyzes market trends, growth patterns and the impact of innovations that may create opportunity or risk for the Company. The committee reviews and recommends goals and objectives for the CEO and President and the Company’s succession plans. Directors Melamed (Chairman), Shepard (Vice-Chairman), Carey, Donohue, Duffy, Gepsman, Hastert, Niciforo, Odom, Oliff, Sandner and Stewart are current members. In 2010, the committee met five times.

Audit Committee Disclosures

Principal Accountant Fees and Services

Fees paid to Ernst & Young LLP for each of the last two fiscal years are listed in the following table.

Year Ended December 31,	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2010	$2,170,589	$15,805	$690,990	$—
2009	$2,060,235	$—	$810,079	$—

Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting, review of our financial statements included in our Quarterly Reports on Form 10-Q, comfort letters issued in connection with our debt offerings in 2010 and 2009 and for other services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements, other than those services described under “Audit Fees.”

Tax fees consist of services performed by our independent registered public accounting firm’s tax division, except those related to the audit, and include fees for tax compliance, tax planning and tax advice. In 2010, $438,580 of our tax fees was for tax compliance and preparation of tax returns.

There were no fees billed for other services rendered by our independent registered public accounting firm that would be included in “All Other Fees” for the years ended December 31, 2010 and 2009.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the registered public accounting firm’s independence. All of the services described above were pre-approved by the audit committee in accordance with our Audit and Non-Audit Services Policy.

Audit Committee Financial Experts

The board has determined that Messrs. Chookaszian, Gerdes and Miller meet the SEC’s definition of an audit committee financial expert.

Mr. Chookaszian

Mr. Chookaszian is considered to have each of the attributes of an audit committee financial expert based upon his prior service as CFO of CNA for 15 years, through his supervision of the CFO for nine years when he was CEO of CNA and CEO of mPower, and through his service as a public accountant for eight years with Deloitte. Mr. Chookaszian has been a member of our audit committee since 2004 and currently serves as chairman of the Financial Accounting Standards Advisory Council, the group that provides advice to the FASB on their agenda and the effectiveness of accounting standards. Mr. Chookaszian also teaches a course on Corporate Governance and Accounting Standards and Controls at the University of Chicago Booth School of Business, Cheung Kong University in China, and the Indian Institute of Professional Management in India. Throughout his career, he has served on the audit committee of seven other public and private organizations. He is also a member of the XBRL Advisory Council, which is the group that provides advice to the International Accounting Standards Board on the development of XBRL standards. He also currently serves on the Financial Crisis

Advisory Group that provides advice to the G 20 and to world-wide standards setters and regulators on the financial reporting issues related to the recent financial crisis and needed corrective actions. He has served in the past on numerous accounting related boards including the AICPA Insurance Companies Accounting Standards Committee, the AICPA Group of 100, several FASB task forces, the Statement on Auditing Standards 99 task force on Internal Control Fraud Standards, and the Public Oversight Board Blue Ribbon Panel on Audit Effectiveness.

Mr. Gerdes

Mr. Gerdes is considered to have each of the attributes of an audit committee financial expert based upon his service as the CEO of a public company for the past 16 years which included oversight of the CFO and his service in the role of CFO for 10 years, six of which were at a public company. Mr. Gerdes has a Bachelors of Science and a Masters of Business Administration in Finance which included courses on accounting. Mr. Gerdes has been a member of our audit committee since joining our board in 2007. He has served on audit committees of four other public companies over the past 15 years. Mr. Gerdes also is the founder of Gerdes Huff Investments.

Mr. Miller

Mr. Miller is considered to have each of the attributes of an audit committee financial expert primarily based upon his background and experience in preparing, modeling and analyzing financial statements in accordance with generally accepted accounting principles, which required him to develop and assess projected financial estimates, accruals and reserves. Mr. Miller has also been responsible for internal audit and compliance functions at Commonfund Group. Mr. Miller currently serves as chairman of the audit committee for American Axle and Manufacturing and has served as Chairman of the Audit and Risk Management Committee of the Dubai International Financial Exchange, Chairman of the Audit and Risk Management Committee of the BTOP 50, and Chairman of the Audit Committee of the New York Futures Exchange, a subsidiary of the New York Stock Exchange. Mr. Miller has served as a member of the Public Company Accounting Oversight Board (PCAOB) Standing Advisory Group and has testified before both the U.S. Congress and FASB on accounting and disclosure matters. Mr. Miller holds the Chartered Financial Analyst (CFA) designation and is a member of the CFA Institute. Mr. Miller has a Masters of Business Administration from the Wharton Graduate Division of the University of Pennsylvania. He has served as a member of our audit committee since 2003.

Reporting Concerns to the Audit Committee

We have engaged an independent, third party, EthicsPoint, for the purpose of receiving complaints, including complaints relating to accounting, internal control over financial reporting or auditing matters. Concerns relating to financial matters are automatically referred to the chairman of the audit committee and will be handled in accordance with the procedures adopted by the audit committee. A copy of these procedures is available on our Web site.

Audit Committee Policy for Approval of Audit and Permitted Non-Audit Services

The audit committee is responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm. The audit committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent registered public accounting firm. In accordance with such policies and procedures, the audit committee is required to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services is in accordance with the rules and regulations of the SEC and does not impair the registered public accounting firm’s independence. Under the policy, pre-approval is generally provided for up to one year, any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the audit committee may pre-approve additional services on a case-by-case basis. The audit committee has delegated specific pre-approval to the chairperson of the audit committee provided the estimated fee of the proposed service does not exceed $100,000. The chairperson must report any decisions to the audit committee at its next scheduled meeting. Periodically, but not less than quarterly, our controller will provide the audit committee with a report of audit and non-audit services provided and expected to be provided by the independent registered public accounting firm. A copy of our Audit and Non-Audit Services policy is available on our Web site.

Report of the Audit Committee

The audit committee oversees our financial reporting process on behalf of the board of directors. The audit committee currently consists of seven independent directors as defined in the listing standards of the NASDAQ. Its duties and responsibilities are set forth in the audit committee charter approved by our board of directors which is available on our Web site. As previously discussed, the board of directors has determined that Messrs. Chookaszian, Gerdes and Miller meet the SEC’s definition of audit committee financial expert.

As set forth in more detail in the audit committee charter, the primary responsibilities of the audit committee fall into three broad categories:

•	to serve as an independent and objective party to monitor our financial reporting process and internal control system;

•	to review and evaluate the audit efforts of the independent registered public accounting firm and internal audit department; and

•	to provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal audit department and the board of directors.

The audit committee, during the course of each fiscal year, devotes the attention that it deems necessary and appropriate to each of the matters assigned to it under the audit committee charter. To carry out its responsibilities, the audit committee met 10 times during fiscal year 2010 and two times during 2011 with regard to fiscal year 2010.

In the course of fulfilling its responsibilities, the audit committee has:

•

reviewed and discussed with management and the independent registered public accounting firm all financial statements prior to their issuance and any significant accounting issues and been advised by management that all financial statements were prepared in accordance with U.S. generally accepted accounting principles;

•

discussed with the Company’s senior management and independent registered public accounting firm the process used for certifications by the Company’s CEO and CFO, which are required for certain of the Company’s filings with the SEC;

•	reviewed and discussed with management the audit committee charter;

•

discussed with representatives of the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the audit committee concerning independence;

•	discussed with the independent registered public accounting firm its independence from the Company and management;

•	reviewed payments to and pre-approved services of our independent registered public accounting firm in accordance with the Audit and Non-Audit Services Policy; and

•	considered whether the provision by the independent registered public accounting firm of non-audit services is compatible with maintaining their independence.

Based on the foregoing, the audit committee recommended to the board of directors, and the board has approved, that the audited consolidated financial statements be included in CME Group’s annual report on Form 10-K for the year ended December 31, 2010, for filing with the SEC. The audit committee also selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2011. The board is recommending that shareholders ratify that selection at the annual meeting.

Management is responsible for the preparation, presentation and integrity of the financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of the disclosure controls and procedures and the internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as providing an attestation report on our internal control over financial reporting.

The Audit Committee

Dennis H. Chookaszian, Chairman

Jeffrey M. Bernacchi

Jackie M. Clegg

Larry G. Gerdes

William P. Miller II

Terry L. Savage

Dennis A. Suskind

Proposal 2 – Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2011

The audit committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2011. Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2010. Representatives of Ernst & Young LLP will be present at the annual meeting, will be available to respond to appropriate questions and may make a statement if they so desire. In connection with the audit of our 2010 financial statements, we entered into an engagement letter with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP would perform audit services for us. The agreement provides that Ernst & Young LLP will not be liable to the Company for punitive damages, except for certain circumstances in connection with a shareholder derivative suit. We expect to enter into a similar engagement letter with Ernst & Young LLP for 2011.

Although we are not required to seek shareholder approval of this appointment, we believe it to be sound corporate governance to do so. If the appointment of Ernst & Young LLP is not ratified by our shareholders, our audit committee will investigate the reasons for the shareholder rejection and will consider appointing a different independent registered public accounting firm.

Our board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

Compensation Committee Matters

What is the composition and role of the compensation committee?

We have an executive compensation program that is designed to tie pay to performance, balance rewards with prudent business decisions and risk management, and focus on both annual and long-term performance for the benefit of our shareholders. In designing our program, we also take into consideration our unique role in the financial services industry.

The compensation committee comprises eight independent directors. The primary responsibilities of the compensation committee are to review and approve compensation arrangements for senior management (our Executive Chairman and the members of our management team), to review and recommend compensation arrangements for the board of directors, to adopt compensation plans in which senior management is eligible to participate and to oversee matters relating to employee compensation, employee benefit plans and employee incentive programs. A complete description of the committee’s responsibilities may be found in its charter, a copy of which is on our Web site.

How many times did the committee meet in 2010?

There were nine meetings of the committee in 2010. From time to time, the committee may form a sub-committee to review a particular issue in more detail and bring its recommendations back to the full committee for approval. In 2010, several sub-committee meetings were held. The committee typically meets in executive session without management present for a portion of each regular committee meeting. The committee provides regular reports to the board of directors on its activities.

What is the role of the CEO and the President in the compensation program?

The committee is solely responsible for approving the compensation of our senior management group. The committee, however, takes into consideration the recommendations of our CEO and our President in approving compensation for other members of our management team.

Does the committee delegate authority to the CEO to approve compensation?

Yes, subject to pre-established guidelines for individual awards and aggregate value limitations, the committee delegates authority to the CEO to approve equity awards and annual cash bonus awards. In accordance with this delegated authority, the CEO approves equity awards to employees below the level of executive officer (our Executive Chairman, members of our management team and our chief accounting officer) and annual cash bonuses for our officer population below the level of the management team. The committee reviews annual reports on the use of such delegation. The committee does not delegate authority to the CEO for compensation decisions relating to our senior management.

What elements of the compensation program are used to discourage excessive risk taking?

We realize that it is not possible to grow the Company and enhance long-term shareholder value without assuming some level of risk. This is true whether we decide to make an acquisition, introduce a new product or change our corporate strategy. Our compensation program is designed to create appropriate incentive for creating long-term shareholder value and delivering on our financial and strategic goals while promoting the avoidance of excessive risk taking.

Several elements of our program, which are discussed in more detail in the Compensation Discussion and Analysis section, are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive risk taking. The following are the key elements of our program designed to address compensation risk:

•	We utilize a mix of both fixed and variable compensation. The fixed (or salary) portion of the compensation is designed to provide a steady income.

•

The compensation of our senior management group is weighted towards long-term equity incentives and these individuals are subject to company stock ownership guidelines based on their level of responsibility.

•	All of our annual cash bonus plans, with the exception of the plan for our non-exempt employees, will not pay out in the event we fail to achieve cash earnings at or above the threshold level.

•	We set maximum guidelines for annual incentive and long-term incentive awards, thereby establishing and communicating potential payouts.

•	All compensation of our senior management group is subject to the approval of the compensation committee, which includes the ability to decrease an award for failure to perform.

•	Bonus amounts awarded above two-times the target level are paid in the form of restricted stock with a two-year cliff vesting schedule.

•

We have adopted a recoupment policy, whereby employees at the level of managing director and above may be required to repay any previously granted annual bonus awards to the extent that all or a portion of such individual’s award was not actually earned due to a restatement of our financial results with the outcome being that the achievement of the related performance metric was less than previously reported.

•	We prohibit all of our employees and board members from engaging in any derivative transactions in our securities and from hedging the economic risk of their ownership of our stock.

What role do compensation consultants play in the design of the program?

Since 2009, the committee has engaged Veritas Executive Compensation Consultants, LLC to serve as its independent advisor. Since that time, Veritas has provided advice and recommendations on the Company’s recoupment policy, its policy on the payment of dividends on time-vested restricted stock and the design of its equity program, including the inclusion of performance shares. Veritas does not provide services to the Company. However, to ensure that Veritas has an understanding of our programs and business, it may from time to time engage in discussions with our management.

The Company also engages its own consultants, which have included Exequity LLC, Meridian Compensation Partners LLC and Towers Watson, to provide advice on the design of various compensation programs. Specifically in 2010, the Company used its compensation consultants to provide advice on both short- and long-term incentives, including the design of our new performance share program for our senior management group, and other more general executive compensation matters. Such consultants may attend compensation committee meetings and provide advice to the compensation committee. The committee at its discretion may also include its independent advisor in such reviews and decision-making processes, meeting either jointly or separately from management and the Company’s consultant.

Are there any compensation committee interlocks or insider participation?

During 2010, none of the members of the committee served at any time as an officer or employee of the Company or received any compensation from us other than in his capacity as a member of the board or a committee thereof. Except as described below regarding Mr. Shepard, none of the members has any relationship with us other than service as a director or member of one of our exchanges or as an employee of one of our clearing firms. Mr. Shepard owns a minority interest in one of our clearing firms, which made payments to us of approximately $55.4 million in 2010 in connection with trading activity conducted on our exchanges. Mr. Shepard also is the founder and President of Shepard International, one of our clearing firms, which made payments to us in excess of $120,000 in connection with trading activity. Such fees are consistent with those prevailing at the time for corresponding activity by other similarly situated unrelated third parties. None of our executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served on our compensation committee during 2010.

Compensation Discussion and Analysis

This discussion specifically describes and analyzes the elements of our compensation program for our named executive officers. It also provides information on our compensation philosophy and our policies and programs, which are designed to achieve our compensation objectives.

CME Group named executive officers

Our named executive officers are:

•	Craig S. Donohue, Chief Executive Officer

•	James E. Parisi, Chief Financial Officer, Managing Director, Finance and Corporate Development

•	Terrence A. Duffy, Executive Chairman

•	Phupinder S. Gill, President

•	Bryan T. Durkin, Chief Operating Officer, Managing Director, Products and Services

In addition to describing the compensation of our named executive officers in this section, we also discuss our program as it relates to other members of our management team. These individuals along with our named executive officers are referred to as our senior management group.

Overall goals and philosophy of the compensation program

The elements of our executive compensation program are designed to:

•	Focus on company and individual achievement for the benefit of the Company and its shareholders.

•	Motivate and reward our employees to achieve results in support of our strategic initiatives and to encourage innovation and growth while discouraging excessive risk taking.

•	Attract and retain the best talent through competitive compensation programs and practices.

•	Manage the costs of our programs and practices while maintaining their competitive nature.

Key elements of the program are designed to ensure pay for performance

We believe that our incentive program should be tied to individual performance and overall company performance. To align our annual cash bonus opportunities with company performance, we use the performance metric of cash earnings. We use this metric because we believe it provides a transparent view of the Company’s performance during the year. This metric is also used for purposes of determining dividend opportunities for our shareholders. The cash earnings target is approved by our board of directors as part of our annual planning process and is also approved by the compensation committee as the performance metric for annual bonus opportunities (modified to eliminate the impact of our non-operating items). During the annual planning process, members of our senior management group undergo a detailed process to develop our annual operating budget and our revenue and growth expectations which are used to formulate the projected cash earnings target for the following year. In setting the goals for the upcoming year, it is expected that such goals will be set at levels that require significant achievement on the part of our senior management group taking into consideration the Company’s current circumstances and the overall state of the industry. Annual bonuses will only be paid to our senior management group to the extent we achieve cash earnings at or above the threshold level, representing 20% below the established target level. The annual bonus pool is subject to a cap when we achieve cash earnings at the maximum level, representing 20% above the established target. The 2010 bonus opportunities for our named executive officers are set forth on page 50.

The following is the cash earnings calculation for our annual bonus:

Net Income

+ Depreciation

+ Stock Based Compensation*

+ Amortization on Purchased Intangibles*

- Capital Expenditures

= Cash Earnings

+/- Net Interest Income/Expense*

= Bonus Incentive Plans Cash Earnings Target as approved by compensation committee

* Adjusted on an after tax basis.

The following shows our cash earnings goals for 2010 for the annual bonus:

	Threshold	Target	Maximum	2010 Actual
Cash Earnings	$0.9 billion	$1.0 billion	$1.3 billion	$1.1 billion

The compensation committee has discretion to make adjustments to the cash earnings target to reflect positive or negative effects of external events outside the control of our senior management group, such as unforeseen litigation or changes in accounting or taxation standards. Such adjustments may also reflect positive or negative effects of unusual or significant strategic events that are within the control of our senior management that were not contemplated at the time the metric was established and that were undertaken with an expectation of improving our long-term financial performance, such as acquisitions or strategic relationships. In 2010, the committee approved adjustments relating to the impact of the sale of our investment in the Toronto Stock Exchange, the settlement of our claim in the Lehman Brothers Holdings, Inc. bankruptcy relating to a hedging transaction, closing costs for our joint venture with Dow Jones and our acquisition of Elysian Systems Limited and the impairment of our Credit Market Analysis business. The adjustments included both positive and negative impacts to our cash earnings consistent with prior practice.

Our program includes significant equity incentives and our senior management group is subject to stock ownership guidelines based upon their levels of responsibility, as discussed below in more detail. We believe that these tools align the long-term interests of our executives with those of our shareholders. In 2010, the company employed a mix of 50% stock options and 50% restricted shares in the annual equity program for senior management. These awards vest over a four-year period. We have used stock options as performance-based compensation as they only deliver value if the share price increases above the exercise price on the date of grant over the vesting period, which focuses our executives on sustainable stock price appreciation. We have used restricted stock to deliver retentive value to the Company, which has been increasingly important since the onset of the economic crisis that began in 2008.

Changes in our stock price have a direct effect on the amount of compensation the senior management group realizes, in addition to the value of the Company stock they own. As an example:

•

Stock options granted to our senior management group in 2006, 2007 and 2008 as part of their compensation were “under water” as of the end of 2010; the awards will have no future value unless our stock price exceeds the respective exercise prices.

•	Overall, at the end of 2010, 35% of all of our outstanding options were “under water” and 29% of our unvested options were “under water”.

•	Beginning in 2011, a portion of the equity awards granted to our senior management group will be directly tied to the performance of our stock relative to a peer group.

The compensation committee, working with management, undertook an evaluation of the equity program for our senior management group with the goal of sharpening the focus on performance-based compensation, while maintaining a focus on retention of critical talent. As a result, the committee approved the incorporation of performance shares in our equity program for our senior management group:

•	The addition of performance shares to the mix of our annual equity grant using cash earnings and total shareholder return relative to the S&P 500 as the performance metrics.

•	The use of performance shares for key longer-term growth initiatives to focus on achieving the financial metrics and/or operational milestones associated with our most critical growth initiatives.

We believe the addition of performance shares to our equity program will focus our senior management group on delivering competitive returns to our shareholders measured by company performance, relative stock price appreciation and specific initiative-based milestones. Additional information on our performance share award program is set forth on page 51.

The 2010 annual equity award opportunities and actual awards granted for our named executive officers are set forth on page 53.

Overview of pay and performance alignment

One of the guiding principles of our compensation program is to focus on achievement that benefits the Company and its shareholders. (See page 35 for more details on the goals and philosophy of the compensation program.) In support of that objective, a significant portion of the pay package provided to our CEO, Mr. Donohue, and to each of our other named executive officers is delivered in the form of stock-based compensation, the value of which rises and falls in alignment with the Company’s stock performance.

The following graphic depicts the alignment of Mr. Donohue’s total pay with the Company’s total shareholder return for each of the last five years. Total shareholder return (TSR) is shown on a year-over-year, indexed basis. Specifically, an investment of $100 (with reinvestment of all dividends) is assumed to have been made in our Class A common stock on December 31, 2006 and its performance is tracked through December 31, 2010.

CEO pay, as depicted in the following graphic, is the sum of reported pay elements set forth in the Summary Compensation Table for each of the last five years except for the values of stock option and restricted stock awards which are included as follows:

•

The value of stock option awards are shown as (1) the value realized at exercise for any options exercised during the year as reported in the Option Exercises and Stock Vested table, and (2) the value of outstanding, in-the-money stock options at year end measured as the difference between the Company’s stock price at year end minus the option exercise price.

•

The value of restricted stock awards are shown as (1) the value realized on vesting for any shares that vested during the year as reported in the Option Exercises and Stock Vested table, and (2) the value of all outstanding restricted shares at year end measured at the Company’s stock price at year end.

While the Summary Compensation Table discloses the fair value of stock option and restricted stock awards on the grant date (for purposes of allocating the accounting expense over the requisite service period), we feel that those values do not reflect the value actually generated as a result of actual stock performance. We believe the value of stock option and restricted stock awards as shown in this section better reflects the true alignment of Mr. Donohue’s pay with the Company’s stock performance. As the graphic shows, Mr. Donohue’s total actual pay plus the unrealized value of his outstanding equity awards at year end has been aligned with TSR over the last five years, which accords with the primary objectives of our executive compensation program.

The following table details Mr. Donohue’s total actual pay plus total unrealized pay for each of the last five years as depicted in the above graphic:

	2006	2007	2008	2009	2010
Summary Compensation Table

Salary	$850,000	$850,000	$850,000	$850,000	$1,000,000

Non-Equity Incentive Plan Compensation	1,168,257	1,275,000	642,600	789,641	2,295,737

Change in Pension Value	11,437	15,044	19,787	30,430	24,106

All Other Compensation	138,141	153,084	160,374	116,764	140,349

Option Exercises and Stock Vested

Option Awards: Value Realized on Exercise	11,389,675	7,902,400	4,427,125	906,330	6,148,392

Stock Awards: Value Realized on Vesting	722,772	989,725	776,768	423,678	604,876

Total Actual Pay	$14,280,282	$11,185,253	$6,876,654	$3,116,843	$10,213,460

Outstanding Equity Awards at Fiscal Year End

Options Awards: Unrealized Gain at December 31, 2010	44,499,271	56,112,369	9,091,508	17,735,989	11,269,341

Stock Awards: Market Value of Shares of Stock That Have Not Vested at December 31, 2010	2,665,993	2,638,356	612,052	2,449,148	3,893,175

Total Unrealized Value of Outstanding Equity Awards	$47,165,264	$58,750,725	$9,703,560	$20,185,137	$15,162,516

Total Actual Pay + Total Unrealized Pay	$61,445,546	$69,935,978	$16,580,214	$23,301,980	$25,375,976

Role of individual performance in the program

While consideration of benchmarking data to ensure that our compensation is competitive is a critical component of compensation decisions, individual performance is factored into setting compensation in the following ways:

•

Base salary adjustments are based on an assessment of the individual’s performance in the preceding year, changes in their responsibilities as well as a comparison with market data for comparable positions in our peer group and within the financial services industry.

•

Our incentive targets for annual bonus and equity opportunities are based on the individual’s role and responsibilities in the organization in achieving our annual goals as well as the competitive market data for similarly situated positions in the marketplace.

•

Individual performance and the achievement of their specific goals is taken into consideration by the compensation committee in determining whether to use its discretion in approving annual bonuses and equity awards at, above or below the target level. The use of such discretion during 2010 as it relates to awards for our named executive officers is discussed in this section.

Our program is designed consistent with best practices

The committee designs our compensation program to motivate our senior management group to lead our entire company toward achieving short-term and long-term financial and strategic goals, in addition to increasing shareholder value, all without encouraging excessive risk taking. The committee continually evaluates what it considers to be best practices in executive compensation, and modifies our program to support our strategies and provide an appropriate balance of risk and reward.

Continuation of Compensation Practices in 2010	Recent Enhancements

•      Mix of short- and long-term focused compensation.

•      Use of restricted stock to satisfy annual bonuses in excess of two times the target.

•      Stock ownership guidelines.

•      Use of tally sheets and wealth accumulation analysis.

•      Prohibition on re-pricing equity awards without shareholder approval.

•      Prohibition on hedging/derivative transactions.

•      Limited perquisites.

•      Adoption of recoupment policy.

•      Incorporation of performance shares into our equity program to further align pay to performance.

•      Offering our senior management the opportunity to voluntarily elect to take all or a portion of their annual cash bonus in the form of unrestricted stock to allow them to build their stock ownership levels.

•      Accrual of dividends on unvested restricted stock instead of paying these dividends on a current basis.

•      Increases in equity targets for two of our named executive officers to further align our executives’ interests with the creation of long-term shareholder value and to increase the percentage of their total mix of compensation tied to the creation of such value.

•      For 2011, replacement of a portion of the annual bonus opportunity for the Executive Chairman and the President with the opportunity to earn the same value in shares of restricted stock granted based on our cash earnings and stock price performance.

CME Group 2010 performance

We realize that the overall performance of the financial services industry, including CME Group, has been significantly impacted by the economic crisis that began in 2008. Among the factors that we believe have impacted our stock price performance are:

•	The uncertainty of the current regulatory environment as a result of the adoption of the Dodd-Frank Act and its potential impact on our business.

•	The impact on our interest rate complex due to the near zero interest rate policy that did not otherwise impact exchanges that lacked similar exposure to that asset class.

•

Increases in expenses to support our growth initiatives, including the creation of our joint venture with Dow Jones, our enhanced strategic partnerships with BM&FBOVESPA and our acquisition of Elysian Systems Limited.

Despite the challenging environment we faced in 2010, we delivered solid performance, including:

•

Generating $3.0 billion of revenue, $1.8 billion of operating income, and an operating margin of 61% along with achieving $1.1 billion of cash earnings (calculated in accordance with the formula set forth on page 36), up 5% over 2009.

•

Further strengthening our financial position by paying down $400.0 million of debt (based on par value), excluding debt issued in connection with our index services business created by the joint venture with Dow Jones. This laid the groundwork for ongoing return of capital to our shareholders. For example, our 2011 first quarter dividend was $1.40 (representing a 22 percent increase from $1.15), which returned approximately $94.0 million to shareholders for the quarter.

•

Consistently working to support the users of our core products, providing fact-based analysis and insight on prevailing market conditions, and looking for opportunities to develop new products. This work has enabled us to launch exciting new products such as the Ultra Bond Treasury Futures, which traded 52,000 contracts per day in the first quarter of 2011, and provide a variety of new and useful analytical tools to our customers.

•

Working with regulators, customers, and service providers to develop and launch a cleared over-the-counter interest rate swaps offering, which cleared over $1.4 billion since launch through the end of the first quarter 2011.

•

Building upon years of education in Washington to call for a measured response to financial regulation, one that does not create unintended consequences and does not put U.S. markets at a disadvantage.

•

Bolstering our products and services capabilities and our global reach via multiple strategic initiatives along with the addition of the Dow Jones Indexes to our product family and Elysian Systems to our technology suite.

•

Deepening our strategic partnership with BM&FBOVESPA by initiating a joint, multi-asset class platform development effort. Beyond BM&FBOVESPA, we launched or expanded relationships with multiple global partners including Bolsa Mexicana de Valores, Bursa Malaysia and the National Stock Exchange of India. These efforts help to expand our global membership and clearing member base and generate opportunities in markets outside the U.S., where we believe customer acquisition initiatives can generate significant long-term growth for us.

Benchmarking practices

We are a complex organization that seeks to attract talent from a broad group of companies primarily located in the financial services industry and from companies within the technology sector. Because no individual company or single group of companies is exactly comparable to CME Group and/or certain positions within the Company in every respect, when reviewing competitive data, we consider a broad set of data from a number of sources. We believe that reviewing a combination of published survey compensation data in addition to publicly available compensation data (e.g. proxy statements) provides a valid reference point for the range of pay among companies with whom we compete for executive talent. We generally broadly target total compensation opportunities at the median (50th percentile) of the market, in total and for each component of pay for target performance levels. We believe that benchmarking alone does not provide a complete basis for establishing compensation. Therefore, we do not use the market statistics rigidly, nor do we apply any specific formula to the data. We also review the range of values around the median, including the 25th and 75th percentiles.

We use the competitive compensation data for several purposes as it relates to the named executive officers and other employees. We use it to assess the competitiveness of total compensation for individual members of senior management and other employees on an annual basis and we use it to develop and evaluate total compensation programs and guidelines for the senior management and other employees on a more ad hoc basis. When making decisions about senior management pay, we analyze compensation relative to the market median levels, and may make adjustments for market conditions and special considerations as appropriate in the context of our pay for performance philosophy. The compensation committee within its discretion may make alterations based on its evaluation of the benchmarking data as it deems appropriate to ensure that our senior management compensation is performance-based and competitive in nature.

CME Group compensation peer group

We have identified the following companies as our peer group for benchmarking our program for employees and members of our board of directors:

Automatic Data Processing Inc. eBay Inc. Yahoo Inc. Franklin Resources Inc. Schwab (Charles) Corp. Northern Trust Corp. Western Union Co. BlackRock Inc. NYSE Euronext Inc.	MasterCard Inc. Fiserv Inc. Invesco Ltd. TD AMERITRADE Holding Corp. Nasdaq OMX Group Inc. Moody’s Corp. T. Rowe Price Group Inc. Paychex Inc. Dun & Bradstreet Corp. IntercontinentalExchange Inc.

CEO compensation peer group

In connection with the expiration of Mr. Donohue’s employment agreement at the end of 2009, our board created a temporary Office of the CEO succession planning committee to engage in discussions with Mr. Donohue to renew his contract. The succession committee retained Mercer LLC, as its compensation consultant, to advise the succession committee in connection with the overall negotiations of the contractual provisions and to advise the compensation committee specifically with respect to the compensation terms. The decision to engage Mercer for these services was made independently by the succession committee and was not based upon a recommendation from management.

Mercer recommended to the committee that the following peer group be used specifically to evaluate CEO compensation:

CEO Peer Group Asset Managers: BlackRock, Inc. Invesco Ltd. T. Rowe Price Group, Inc. Exchanges: IntercontinentalExchange, Inc. NASDAQ OMX Group, Inc. NYSE Euronext

Brokerages:

E*TRADE Financial Corporation

GFI Group Inc.

Interactive Brokers Group, Inc.

Raymond James Financial, Inc.

Stifel Financial Corp.

TD Ameritrade Holding Corp.

The Charles Schwab Corporation

Transaction Processors:

Fiserv, Inc.

MasterCard Incorporated

Paychex, Inc.

Mercer recommended the use of the revised peer group as more appropriate for benchmarking the particular position of CEO. In connection with the compensation committee’s review of the proposed new compensation package, representatives of Mercer advised the committee that Mr. Donohue’s existing compensation package placed him within the lower quarter of the peer group and that his compensation package as revised would place Mr. Donohue at the median of the group. Based on Mercer’s advice, the committee approved a new compensation program for Mr. Donohue. A description of Mr. Donohue’s employment agreement is included on page 65.

Comparison of CEO pay to other named executive officers

The differences between the allocation of compensation of our CEO and the other named executive officers are primarily the result of the differences in the role and responsibilities of the individual within the organization, the level of competitive demand for the individual’s talent in the industry and the results of our benchmarking studies for similarly situated positions in the marketplace. The Company has not adopted a policy whereby the compensation of the CEO or any other named executive officer must be a certain multiple higher or lower than any of the other named executive officers. As previously discussed, we broadly target total compensation levels at the median (50th percentile) of our peer group.

Overview of recent compensation decisions for our named executive officers

The following is a summary of changes to the compensation opportunities for our named executive officers. Actual bonus awards and equity grants made in connection with 2010 performance are discussed below beginning on pages 50 and 53, respectively. Additional details on the employment agreements for Messrs. Donohue, Duffy and Gill are discussed beginning on page 65.

Named Executive Officer	Compensation Decision	Rationale
Craig S. Donohue

New employment agreement with reasonable severance payments and accelerated vesting of options and shares upon contract termination with the following compensation terms:

•    Increase in base salary to $1 million, representing an increase of approximately 18% for 2010.

•    Increase in annual bonus opportunity: threshold 75%; target 150% and maximum 300% of base earnings beginning in 2009.

•    Increase in annual equity award target value to 350% from 300% of base salary beginning in 2009.

•    Change in equity mix from 50% stock options and 50% time-vested restricted stock to 25% stock options, 25% performance shares and 50% time-vested restricted stock beginning in 2011.

As previously discussed, Mr. Donohue’s original contract was scheduled to expire on December 31, 2009. The board recognized Mr. Donohue’s valuable role in leading the Company and determined that it was in the best interests of the Company to continue to secure his leadership and provide for appropriate retention by entering into a new employment agreement. The increases in Mr. Donohue’s compensation were the only increases in his pay package since 2006. The compensation terms were approved to better align Mr. Donohue’s pay with the median level for the CEO peer group, in recognition of his increased responsibilities in leading the Company in light of the significant expansion of its business, including but not limited to, its acquisitions of CBOT and NYMEX and to provide for increased pay for performance opportunities through the award of performance shares.
James E. Parisi

•    Increase in base salary to $425,000, representing an increase of approximately 13% for 2010.

•    Increase in annual equity award target value to 175% from 125% of base salary beginning in 2010.

•    Increase in base salary to $500,000, representing an increase of approximately18% for 2011.

•    Increase in annual bonus opportunity: threshold 50%; target 100% and maximum 200% of base earnings beginning in 2011.

The increases to Mr. Parisi’s compensation were made to better align his compensation with the median level of our peer group, to compensate Mr. Parisi based on his expanded responsibilities for our corporate development and corporate strategy functions effective in early 2010 and to provide for increased pay for performance opportunities through the award of performance shares. Taking into account these changes, Mr. Parisi’s target total compensation was at the median level of the competitive compensation data.

Named Executive Officer	Compensation Decision	Rationale
• Change in equity mix from 50% stock options and 50% time-vested restricted stock to 25% stock options, 25% performance shares and 50% time-vested restricted stock beginning in 2011.

Terrence A. Duffy

•    New employment agreement with reasonable severance payments and accelerated vesting of options and shares upon termination with an increase in base salary to $1 million, representing an increase of approximately 5%.

•    Increase in annual bonus opportunity: threshold 50%; target 100% and maximum 300% of base earnings for 2010.

•    Beginning in 2011, an additional equity award opportunity equal to up to 100% of base salary based on outstanding achievement of cash earnings and total shareholder return relative to the S&P 500. In light of the additional equity opportunity, Mr. Duffy’s maximum cash bonus opportunity was decreased to 200% of base earnings.

The board recognized Mr. Duffy’s valuable role in leading the board and his increased responsibilities in connection with the evolving domestic and international regulatory landscape including direct interactions with and providing testimony to our regulators and members of Congress and their staff and determined that it was in the best interests of the Company to continue to secure his leadership and provide for appropriate retention by entering into an employment agreement. In addition to the previously described rationale, the increases in Mr. Duffy’s compensation were designed to better align his pay package with the median level of our peer group and to provide for increased pay for performance opportunities through the award of performance shares. Taking into account these changes, Mr. Duffy’s target total compensation was at the median level of the competitive compensation data.
• Change in equity mix from 50% stock options and 50% time-vested restricted stock to 25% stock options, 25% performance shares and 50% time-vested restricted stock beginning in 2011.

Named Executive Officer	Compensation Decision	Rationale

Phupinder S. Gill

•     New employment agreement with reasonable severance payments and accelerated vesting of options and shares upon termination.

•     Increase in base salary to $800,000, representing an increase of approximately 33% for 2010.

•     Increase in annual bonus opportunity: threshold 50%; target 100% and maximum 300% of base earnings for 2010.

•     Beginning in 2011, an additional equity award opportunity equal to up to 100% of base salary based on outstanding achievement of cash earnings and total shareholder return relative to the S&P 500. In light of the additional equity opportunity, Mr. Gill’s maximum cash bonus opportunity was decreased to 200% of base earnings.

•     Change in equity mix from 50% stock options and 50% time-vested restricted stock to 25% stock options, 25% performance shares and 50% time-vested restricted stock beginning in 2011.

The board recognized Mr. Gill’s valuable role in leading the Company and providing for succession in our Office of the CEO and determined that it was in the best interests of the Company to continue to secure his leadership and provide for appropriate retention by entering into an employment agreement. The increases in Mr. Gill’s compensation were made to better align his pay package with the median level of our peer group and to provide for increased pay for performance opportunities through the award of performance shares. Taking into account these changes, Mr. Gill’s target total compensation was generally at the median level of the competitive compensation data.

Named Executive Officer	Compensation Decision	Rationale
Bryan T. Durkin

•     Increase in base salary to $575,000, representing an increase of approximately 15% for 2010.

•     Increase in annual bonus opportunity: 50% threshold, 100% target and 300% maximum of base earnings beginning in 2010.

•     Increase in annual equity award target to 175% from 125% of base salary beginning in 2010.

•     Beginning in 2011, an additional equity award opportunity based upon certain key corporate initiatives. In light of the additional equity opportunity, Mr. Durkin’s maximum cash bonus opportunity was decreased to 200% of base earnings.

•     Change in equity mix from 50% stock options and 50% time-vested restricted stock to 25% stock options, 25% performance shares and 50% time-vested restricted stock beginning in 2011.

The increases to Mr. Durkin’s compensation were made in recognition of his new role as Chief Operating Officer and Managing Director, Products and Services. In this expanded role, Mr. Durkin is responsible for leading the technology, operations and sales functions for CME Group with the goal of increasing business growth and meeting customer needs worldwide. Additionally, the increases were designed to better align his compensation with the median level of our peer group and to provide for increased pay for performance opportunities through the award of performance shares. Taking into account these changes, Mr. Durkin’s target total compensation was at the median level of the competitive compensation data.

Elements of our compensation program

Compensation Component	Purpose	Description	Eligibility
Base pay	Fixed component of pay intended to compensate the employee fairly based upon their job duties and level of responsibility	Fixed cash payments	All employees
Performance-based bonus	Variable component of pay intended to motivate and reward the employee’s contribution to achieving our short-term/annual goals	Annual cash award	All employees

		Restricted shares	For 2009 and 2010, granted to employees responsible for our growth initiatives as the portion of their annual bonus in excess of two times target, if any
Long-term incentives	Variable component of pay intended to motivate and reward the employee’s contribution to achieving our long-term objectives and increasing shareholder value and to serve as a retention mechanism

For annual equity awards, stock options and restricted shares, and beginning in 2011, performance shares will be added to our annual program for our senior management group

Beginning in 2011, in addition to annual equity awards, for officers responsible for key growth initiatives, performance shares tied to metrics/milestones may be used; for other employees contributing to these initiatives time-vested restricted shares may be awarded

Employees at the associate director level and above and specially recognized performers below such levels

Officers and other employees responsible for the successful development and execution of key corporate initiatives

Compensation Component	Purpose	Description	Eligibility
Broad-based benefits	Comprehensive health and financial protection programs to support the well being of our employees	Generally includes company paid life, AD&D and disability insurance as well as health benefits with costs shared by the employee or solely at the employee’s expense	All employees regularly scheduled to work at least 20 hours per week
Leadership benefits	Limited health and other benefits to recognize leadership level	Deferred compensation plan (ability to defer base salary and annual bonus) Group individual disability insurance Annual physical Parking	Employees at the officer level Employees at the officer level Employees at the officer level Subset of senior management group
Retirement benefits	Contribution to retirement savings	401(k) match; defined benefit pension plan; make-whole contributions Employer contributions to retirement/pension scheme or corresponding defined contribution fund based on country	All U.S. employees after meeting applicable eligibility requirements All international employees after meeting applicable eligibility requirements
Severance benefits	Fixed component of pay intended to provide a temporary income source following termination (other than for cause) and in the case of a merger to ensure continuity of management during that event	Severance payments Accelerated vesting of a portion of equity awards under our equity plans Enhanced severance benefits pursuant to an employment contract	All employees All participating employees Subset of senior management group

We do not maintain formal targets for the allocation of total compensation through each of the elements outlined above. We believe that members of our senior management group, who have more responsibility for the performance of the Company, should have a greater percentage of their compensation tied to the performance of the Company. In accordance with this philosophy:

•	Base salary should decrease as a percentage of overall compensation as employees gain more responsibility with more direct influence over our performance;

•

Employees in positions that most directly influence performance should have a larger degree of their compensation tied to the Company’s performance through increased percentage of overall compensation through equity awards; and

•	Actual awards of incentive compensation should be closely aligned with the performance of the Company.

The following are the approximate average percentages that the elements represent out of the total compensation for our named executive officers for 2010 as set forth in the Summary Compensation Table:

Base Salary	Annual Cash Bonus	Annual Equity	Other Compensation
19%	38%	41%	2%

Annual cash bonus is composed of amounts listed in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation” column. Other compensation is composed of amounts listed in the Summary Compensation Table under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “Other Compensation” columns.

Description of each element of compensation

Base pay

We generally target base pay at the 50th percentile of the competitive market relative to each position’s duties and level of responsibility. At the beginning of each year the compensation committee reviews the base salaries of the senior management group taking into consideration their total compensation. In general, the evaluation of base salaries involves a review of a variety of factors:

•	The nature and responsibility of the position.

•	The impact, contribution, expertise and experience of the individual.

•	Competitive market information regarding salaries to the extent available and relevant.

•	The importance of retaining the individual along with the competitiveness of the market for the individual’s talent and services.

•	Recommendations of the CEO and the President (except in the case of their own compensation and for the Executive Chairman).

In general the compensation committee considers salary increases for the senior management group on an annual basis early in the year. As previously described, the committee approved base salary increases for Messrs. Donohue, Parisi, Duffy, Gill and Durkin effective in 2010, and Mr. Parisi received a subsequent salary increase in 2011.

Bonus

Our annual bonus program is designed to focus the named executive officers and other members of senior management on the accomplishment of specific goals. In support of our philosophy, the performance-based bonus awards only pay out when the Company achieves cash earnings at or above the threshold level.

2010 bonus awards

Annual bonus opportunities are based upon the Company’s achievement of cash earnings and awarded in consideration of the individual’s performance during the year.

The committee found that the named executive officers were instrumental in the achievement of the Company’s performance in 2010 and that their individual efforts contributed strongly to our results for the year. The committee approved the bonuses for the named executive officers for 2010 based on the Company’s achievement of cash earnings and in recognition of the previously discussed accomplishments set forth on page 40.

The table below shows the payout opportunities and actual bonus payments for 2010 as well as a comparison to actual 2009 cash bonuses for the named executive officers.

Named Executive Officer	Annual Incentive Plan Target as % of Base Earnings	Annual Incentive Plan Target	Annual Incentive Plan Maximum as % of Base Earnings	Annual Incentive Plan Maximum	2010 Annual Bonus as % of Base Earnings	2010 Annual Bonus	2009 Annual Bonus
Craig S. Donohue	150%	$1,500,000	300%	$3,000,000	230.77%	$2,295,737	$789,641
James E. Parisi	75%	318,750	150%	637,500	148.50%	628,555	228,750
Terrence A. Duffy	100%	956,154	300%	2,868,461	207.70%	1,985,892	588,374
Phupinder S. Gill	100%	800,000	300%	2,400,000	207.70%	1,647,188	371,605
Bryan T. Durkin	100%	575,000	300%	1,725,000	250.00%	1,431,010	232,253

The Company’s actual annual cash earnings results were achieved between the target and maximum levels for 2010. As such, bonuses for the named executive officers were approved by the committee between their individual target and maximum opportunities. The bonuses for Messrs. Donohue, Duffy and Gill were delivered at the level determined by cash earnings performance, without any additional discretion applied by the committee. The bonuses for Messrs. Parisi and Durkin were delivered above the level determined by cash earnings performance, reflecting positive discretion from the funding formula to recognize their exceptional individual achievements for the year.

Messrs. Donohue and Gill recommended that the committee approve the proposed bonus for Mr. Parisi in light of his efforts in further strengthening the Company’s financial position by paying down the Company’s debt, the progress his team has made in developing and implementing a corporate capital structure strategy, as well as the leadership he provided in his expanded role overseeing the corporate development function. The committee approved the award for Mr. Parisi as recommended.

Messrs. Donohue and Gill recommended that the committee approve the proposed bonus award for Mr. Durkin in recognition of the leadership he demonstrated in aligning the business line and sales functions with the Company’s growth expectations and his efforts in identifying opportunities for managing costs in the operations function. The committee approved Mr. Durkin’s bonus award as recommended.

Bonuses awarded in excess of two times the target opportunity are paid in the form of restricted stock with a two-year cliff vesting schedule. In 2010, Messrs. Duffy, Gill and Durkin received a portion of their bonuses in time-vested restricted stock. Other members of our senior management group have target bonus opportunities ranging from 75% to 100% of their base earnings.

Equity

Long-term grants of equity are important to reflect an alignment with shareholder value creation and a competitive mix of long- and short-term incentives. Our equity program is designed to reward and encourage the success and contributions of our employees, including our named executive officers, which leads to value creation for the Company and our shareholders.

Equity awards to our employees have historically been granted under our Omnibus Stock Plan. In connection with our merger with CBOT Holdings, we assumed its 2005 Long-Term Equity Incentive

Plan and, in connection with our merger with NYMEX Holdings, we assumed its 2006 Omnibus Long-Term Incentive Plan. In connection with the receipt of shareholder approval to increase the authorized shares under our Omnibus Stock Plan and our Director Stock Plan, we undertook to discontinue future awards under the CBOT equity plan and the NYMEX equity plan.

Historically, we have used stock options and time-vested restricted stock as the primary long-term incentive vehicles. In 2011, to enhance our compensation program, we will be introducing performance shares to our annual equity grant program for our senior management group. Additionally, performance shares will be used for officer level employees, including certain members of the senior management group, working on key corporate initiatives. This mix of equity vehicles enables us to focus employees on stock price appreciation, provides for employee retention, and directly aligns employee interests with shareholder value creation.

The annual performance share award criteria is divided with 50% based on annual cash earnings results and 50% based on annual relative total shareholder return (TSR) relative to the S&P 500. Following the performance period, the award will be satisfied with time-vested restricted stock which will vest equally over a four-year period based upon achievement of the following performance metrics:

Cash Earnings Performance	Below Threshold	Threshold (80% of goal)	Target (100% of goal)	Maximum (120% of goal)
% of Target Award Earned	0	50%	100%	200%

Relative TSR Performance	Below 25% Percentile	At or Above 25% Percentile	At or Above 50% Percentile	At or Above 75% Percentile
% of Target Award Earned	0	50%	100%	200%

In addition, certain members of our senior management group are eligible to receive performance share awards based upon their contributions to select key corporate initiatives. Participation in such awards are at the recommendation of the CEO and President, subject to approval by the compensation committee. Under this program, awards are earned based on performance against initiative-specific milestones/metrics.

The committee also approved an additional equity opportunity to incent and reward outstanding performance on the part of our Executive Chairman and President. Under this program, these individuals are eligible to receive an additional grant of time-vested restricted stock with a value of up to 100% of their base salary based upon the achievement of outstanding performance as measured based on cash earnings and TSR:

Cash Earnings Performance	For each 0.1% Above 120% of goal	At or Above 130% of goal
Value of Performance Award as % of base salary	0.5%	50%

Relative TSR Performance	For each 0.1% Above 75% Percentile	At or Above 85% Percentile
Value of Performance Award as % of base salary	0.5%	50%

Equity grant practices

The following is a summary of our equity grant practices and the role of the committee in approving awards:

•

Beginning with 2009, our standard granting practice has been for our annual grants to be composed of stock options and restricted stock that vest equally over a four-year period with 25% vesting each year. The committee, however, reserves the ability to make grants with shorter vesting periods and with cliff vesting periods under special circumstances such as for sign-on and retention purposes. As mentioned earlier, beginning in 2011, performance shares will be added to our mix of annual equity grants for our senior management with 25% of their annual grants being earned based on company performance as measured by our cash earnings and stock price performance.

•	Options have a 10-year maximum term.

•	We use the closing price on the date of grant as the exercise price for option awards.

•

Our Omnibus Stock Plan and our Director Stock Plan prohibit the granting of options or stock appreciation rights below the market value on the date of grant, the repricing of existing awards, and paying dividends on unvested restricted stock subject to the achievement of performance goals until the committee determines that the performance goals have been satisfied. Beginning with the 2010 annual equity grant, dividends relating to outstanding shares of unvested restricted stock are accrued.

•	Beginning in 2009, we moved our annual equity award grant date from June 15th to September 15th or in the event the 15th is not a business day, the closest business day thereto.

•

At a meeting prior to the annual grant date, the committee approves the awards for the senior management group based upon the target equity opportunities and recommendations from the CEO and President using a formula composed of a percentage of base salary and a recent closing price and any applied discretion as described below. Actual awards are calculated using the closing price on the actual grant date and the previously approved formula. The committee receives a report of the actual awards at a subsequent meeting.

•

The committee has delegated authority to the CEO to approve annual, sign-on, retention and initiative-based equity awards to employees other than our executive officers within parameters set by the committee. The CEO provides the committee with an annual report on awards granted under such delegated authority.

Senior management group equity opportunities

In 2010, the annual grant for our senior management group was comprised of 50% stock options and 50% time-vested restricted stock. The percentages for deriving the equity opportunities for the named executive officers were established based upon a review of the nature of the responsibility of the position of the executive within the Company, the competitive market data derived through the Company’s benchmarking practices and the ability of the employee to impact the overall growth and performance of the Company based upon his or her role within the Company. For example, members of the senior management group, including the named executive officers, have greater equity opportunities than employees below such level based upon their increased level of responsibility and ability to impact our corporate performance. As discussed in more detail on page 41, we target total compensation in the 50th percentile of our peer group. Through our benchmarking process, we compare equity compensation on a standalone basis as well as part of an executive’s overall total compensation.

The committee has the discretion to adjust the annual equity awards for the CEO, Executive Chairman and President in a range of 15% above or below the target opportunity listed in the following table to distinguish for individual performance. The committee has the discretion to adjust equity awards for the other named executive officers from 0.5 to 1.5 times the target opportunities listed in the following table to distinguish for individual performance. For 2010, all equity awards for the named executive officers were granted at the target levels.

In 2010, the named executive officers received the following equity awards:

Name	Annual Equity Award Target as % of Base Pay	2010 Annual Equity Award Target	Annual Equity Award Maximum as % of Base Pay	2010 Annual Equity Award Maximum	2010 Annual Equity as % of Target	2010 Annual Equity Award(1)
Craig S. Donohue	350%	$3,500,000	402.5%	$4,025,000	100%	$3,500,021
James E. Parisi	175%	743,750	262.5%	1,115,625	100%	743,348
Terrence A. Duffy	175%	1,662,500	201.25%	1,911,875	100%	1,662,762
Phupinder S. Gill	175%	1,400,000	201.25%	2,100,000	100%	1,400,232
Bryan T. Durkin	175%	1,006,250	262.5%	1,509,375	100%	1,006,887

(1)	Actual value of equity awards in 2010 was calculated using the closing price on the date of the grant on September 15, 2010 of $271.49. Small differences in actual values from target values are due to rounding to the nearest four shares for vesting purposes. The valuation methods used for award determination reflected above differ from those used in the Summary Compensation Table.

Benefits

All eligible employees, including the named executive officers, participate in our benefit programs. We provide health and wellness benefits, including medical and dental coverage, disability insurance benefits based on two-thirds of base pay and life insurance benefits based on three times base pay. In addition, employees are eligible to participate in our qualified retirement plans, which consist of our 401(k) savings plan and our cash balance pension plan. At the end of 2008, we merged our cash balance plan with the CBOT pension plan. NYMEX did not have a pension plan. However, effective as of January 2009, NYMEX employees became eligible to participate in our cash balance pension plan.

In addition to the qualified retirement plans, employees whose pay exceeds the compensation limits for qualified benefit plans set by the Internal Revenue Service (IRS) participate in a non-qualified deferred compensation plan which provides for “make-whole” contributions. For more information on our deferred compensation plans, see the section entitled “Non-Qualified Deferred Compensation Plans” beginning on page 64.

Qualified and non-qualified retirement benefits provided to the named executive officers are set forth in the following tables: Pension Benefits and the Non-Qualified Deferred Compensation Plans on pages 63 and 64.

From an international employee benefits standpoint, we provide corresponding health and wellness benefits, disability and life insurance benefits, and participation in retirement schemes that are specific to the country in which the employee works and subject to applicable regulations.

We have established stock ownership guidelines to ensure alignment of interests with our shareholders

The committee has established the following stock ownership guidelines for the members of our senior management group:

•	The CEO: a multiple of five times base pay.

•	The executive chairman and the president: a multiple of four times their respective base pay.

•	Other members of the management team: a multiple of three times their respective base pay.

Each individual has five years from the policy implementation date (November 2006) or the date of hire or promotion, whichever is later, to achieve their ownership guideline.

In addition, our non-executive board members are subject to stock ownership guidelines valued at two times the total annual retainer, or $200,000. Each member has five years from May 2008 or election to the board, whichever is later, to achieve this stock ownership guideline.

The compensation committee monitors compliance with these stock ownership guidelines on an annual basis. Generally shares that are deemed “owned” for purposes of Section 16 of the SEC regulations (excluding unvested shares granted as restricted stock) are counted towards satisfaction of these guidelines. Shares are valued based upon the greater of (i) the fair market value at the time of the assessment and (ii) the actual value at the time of acquisition or, in the case of restricted stock, at the time of vesting.

We prohibit derivative transactions and hedging of ownership risk of our securities

To ensure alignment of interests between our employees and board members and our shareholders and to further ensure that such individuals share in the risks and rewards of the ownership of our stock, we prohibit our employees and members of the board from engaging in any derivative or hedging transactions relative to their ownership of our stock.

We provide limited benefits and perquisites

We provide limited perquisites and other personal benefits to our senior management and board members that we believe are moderate and consistent with our overall compensation program. We provide monthly parking benefits to a subset of our senior management group, including Messrs. Duffy, Donohue and Gill, and certain members of the board. Additionally, all of our officers are entitled to an annual physical. The aggregate value of all perquisites received by each named executive officer in 2010 did not exceed $10,000. To the extent that perquisites result in imputed income to the individual, we do not provide gross-up payments to cover the personal income tax due on such imputed income.

Our compensation committee and board annually review the total compensation of our senior management

To ensure that the committee members are informed of the potential compensation levels of our senior management group, the committee reviews on an annual basis all components of their compensation package and total compensation. This review includes annual base pay, annual cash bonus, value of annual equity awards, in-the-money value of all historic equity grants including monetized gains, the value of retirement contributions under our qualified and non-qualified plans, and potential change-in-control payments. The committee provides an annual report on the results of this review to the board during an executive session. No changes to the Company’s program were made as a result of the most recent annual review.

Our employment contracts contain reasonable provisions and ensure continuity of leadership

Our philosophy is to enter into employment contracts and retention agreements on a very selective basis in light of the particular facts and circumstances involved in the individual employment relationship, such as whether the employment arrangement would be necessary to recruit and/or retain necessary talent with compensation terms that we believe are in accordance with our overall compensation program. Our employment agreements typically are for a period of three to five years, include non-compete and non-solicitation provisions, do not provide for cash severance payments in excess of three times annual base salary, do not provide for gross-up payments (except in connection with certain self-insured supplemental life insurance payments that would be paid to Mr. Duffy’s beneficiaries under his agreement) and include a requirement that the executive execute a release agreement before becoming entitled to receive severance payments. All contractual compensation terms within the employment agreements for our senior management group are reviewed and approved by the compensation committee. We believe that our existing employment contracts contain compensation terms in line with our overall compensation program and philosophy. A description of the employment agreements we have with Messrs. Donohue, Duffy and Gill is set forth below in the section entitled “Potential Payments Upon Termination or Change-in-Control—Employment Agreements and other Compensation Arrangements with Named Executive Officers” beginning on page 65. We previously had an employment agreement with Mr. Durkin which expired in July 2010. We also have employment contracts with a limited number of employees below the level of the management team.

We have reasonable change-in-control and other termination provisions

Change-in-control provisions assist the Company with retention during rumored and actual change of control activity when management continuity is key to preserving the value of the business. We also provide other severance benefits in connection with terminations other than for misconduct. We believe these benefits allow us to facilitate changes in key employees, as needed, to ensure minimal disruption to the business in exchange for non-competition and non-solicitation benefits for the Company along with a general release.

A description of our severance policies and practices and the estimated amounts that would be payable to our named executive officers under certain circumstances are set forth under the section entitled “Potential Payments Upon Termination or Change-in-Control” beginning on page 65.

Board compensation

Similar to our philosophy on management pay, we generally target the 50th percentile of the competitive market for compensation of the board of directors. We also review the range of values around the median, including the 25th and 75th percentiles. The primary components of our board member compensation package consist of an annual equity stipend, an annual cash stipend, committee and board meeting fees, and committee chairperson retainers for our audit, compensation, finance, governance, market regulation oversight and nominating committees. Non-executive board members are eligible to participate in our Director Deferred Compensation Plan.

Our most recent review showed that the median of our pay for our non-executive directors (annual equity stipend, annual cash stipend and meeting fees) fell below the 50th percentile of our peer group. (See page 41 for the companies within our peer group.) No changes to the board’s compensation were recommended as a result of the review. The committee plans to conduct similar reviews in the future.

The compensation of our board members is set forth in the table entitled “Director Compensation Table” on page 72.

Tax and accounting implications

The committee recognizes that tax and regulatory factors may influence the structure of executive compensation programs, including:

Limit on Tax-Deductible Compensation. Section 162(m) of the IRS Code imposes a $1 million limit on the deduction that we may claim in any tax year with respect to compensation paid to any of the named executive officers, but excluding the principal financial officer. However, the Code allows for certain types of performance-based exemptions to this $1 million limit, provided that the compensation plan meets certain requirements. Compensation payable solely on attainment of one or more performance goals is not subject to the deduction limit if: (i) the performance goals are objective, pre-established and determined by a committee composed solely of two or more outside directors; (ii) the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote; and (iii) the committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

Our shareholder approved bonus plan is designed to comply with the requirements of Section 162(m). However, the committee believes that shareholder interests are best served if the committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the committee reserves the right to authorize payments or take other actions that can result in the payment of compensation that is not deductible for income tax purposes.

Accounting for Stock-Based Compensation. The Company accounts for stock-based compensation, including all awards pursuant to our equity program, under the fair value method. We also estimate expected forfeitures of stock grants. The tax deduction is taken at the time the stock option is exercised or the restricted stock vests, as applicable.

We have implemented a recoupment policy

In furtherance of our philosophy to ensure that the interests of our senior management are aligned with our shareholders, effective as of February 2010, the compensation committee recommended and the board approved a recoupment policy. This policy provides the board with the discretion to recoup annual bonus payments to our employees at the level of managing director and above in the event of a financial restatement, the effect of which is that such incentive payments were not otherwise earned by an individual under our bonus programs based upon the restated calculation of our cash earnings or any other performance metric in effect at the time. We plan to continue to monitor the requirements to amend our recoupment plan for compliance with the provisions of the Dodd-Frank Act once implemented by regulation.

Compensation Committee Report

The compensation committee reviewed and discussed the Compensation Discussion and Analysis with our management. After such discussions, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K.

The Compensation Committee—2010

Alex J. Pollock, Chairman

Timothy S. Bitsberger

Mark E. Cermak

James A. Donaldson

Martin J. Gepsman

Larry G. Gerdes

Daniel R. Glickman

William R. Shepard

Executive Compensation

Summary Compensation Table

The following table provides information regarding the compensation earned during the year ended December 31, 2010 by our named executive officers. In 2010, “salary” accounted for approximately 19% of the total compensation of the named executive officers as a whole and “non-equity incentive compensation” accounted for approximately 38% of such total compensation.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non- Equity Incentive Plan Compen- sation(2)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings(3)	All Other Compen- sation(4)	Total
Craig S. Donohue CEO	2010	$1,000,000	$—	$1,883,055	$1,562,781	$2,295,737	$24,106	$140,349	$6,906,028
	2009	850,000	—	1,600,266	1,341,913	789,641	30,430	116,764	4,729,014
	2008	850,000	—	417,313	1,989,410	642,600	19,787	160,374	4,079,484
James E. Parisi	2010	425,000	—	399,633	332,156	628,555	20,645	42,726	1,848,715
CFO & Managing Director, Finance & Corporate Development	2009	375,000	—	275,241	232,652	228,750	24,340	34,338	1,170,321
	2008	375,000	—	127,920	322,457	239,262	15,244	50,018	1,129,901

Terrence A. Duffy(5)	2010	957,945	—	894,831	742,231	1,912,308	18,273	133,095	4,658,683
Executive	2009	950,000	—	893,965	754,457	588,374	17,639	133,435	3,337,870
Chairman	2008	950,000	—	452,963	1,144,351	573,420	14,347	202,185	3,337,266
Phupinder S. Gill President	2010	800,000	—	753,656	624,952	1,586,154	26,810	97,910	3,889,482
	2009	600,000	—	565,268	476,699	371,605	30,966	69,764	2,114,302
	2008	600,000	—	287,296	722,748	362,160	20,457	107,851	2,100,512
Bryan T. Durkin	2010	575,000	—	541,894	449,435	1,144,808	42,169	65,658	2,818,964
COO, Managing Director, Products and Services	2009	500,000	115,000	336,659	283,930	232,253	99,546	63,502	1,630,890
	2008	500,000	—	169,861	429,942	301,800	23,127	58,263	1,482,993

(1)	The amounts reflected in the Stock Awards and Option Awards columns reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board ASC Topic 718 without giving effect to estimated forfeitures. The Black-Scholes fair value of the 2010 option grant was calculated using the following assumptions: dividend yield of 1.7%; expected volatility of 43%; risk-free interest rate of 1.9% and expected life of 6.2 years. The Company’s outstanding restricted stock granted prior to September 15, 2010, which is subject to time vesting, is eligible to receive dividends in accordance with the terms of the plans. In 2010, the amount of dividends on restricted stock which had not yet vested paid to the named executive officers was as follows: Mr. Donohue, $31,089; Mr. Parisi $6,417; Mr. Duffy, $20,219; Mr. Gill, $13,400 and Mr. Durkin $7,224. Effective with our September 15, 2010 annual grant of restricted stock, dividends will be accrued for such equity awards and will only pay out upon the vesting of the shares.
(2)	The amounts included in the Non-Equity Incentive Plan Compensation column reflect awards to the named executive officers under our bonus plans, which are discussed on page 49 under the heading “Bonus.” For Messrs. Duffy, Gill and Durkin, the amounts included under Non-Equity Incentive Plan Compensation column reflect the cash bonus paid to them for 2010 performance. Messrs. Duffy, Gill and Durkin each received a portion of the 2010 bonus in the form of restricted stock on March 15, 2011 which vests in full after two years. Mr. Duffy received $73,840 of his bonus in restricted stock, Mr. Gill received $61,174 in restricted stock, and Mr. Durkin received $286,467 in restricted stock. Because of the timing of these awards, they are excluded from the Summary Compensation Table for this year.
(3)	The amounts reflected in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column reflect only the change in the pension value during the particular year. Under our non-qualified deferred compensation plans, participants may invest in one or more market investments that are available from time to time. This is the only return that they receive and, therefore, no above-market earnings are reflected in this table. For more information on our deferred compensation plans, see the section below entitled “Non-Qualified Deferred Compensation Plans.”

(4)	Amounts included in the All Other Compensation column for 2010 are as follows:

	401(k) Contribution	Supplemental Plan(6)	Other(7)	Total
Craig S. Donohue	$7,350	$130,775	$2,224	$140,349
James E. Parisi	7,350	34,012	1,364	42,726
Terrence A. Duffy	7,350	124,620	1,125	133,095
Phupinder S. Gill	5,331	90,779	1,800	97,910
Bryan T. Durkin	7,350	54,880	3,428	65,658
(5)	Mr. Duffy received a salary increase from $950,000 to $1,000,000 effective November 4, 2010, as a result of the execution of his employment agreement. The amount set forth in the Salary column for 2010 reflects the actual salary earned during 2010. As discussed under the section entitled “Potential Payments upon Termination or Change-in-Control—Employment Agreements and other Compensation Arrangements with Named Executive Officers,” we have agreed to self-insure supplemental life and long-term disability coverage for Mr. Duffy and to gross up his beneficiaries for any additional taxes incurred as a result of the supplemental life coverage. Because no actual payments were made or liabilities incurred as a result of this coverage, no amounts have been included in Mr. Duffy’s compensation.
(6)	The items included under the Supplemental Plan column are 401(k) make-whole and pension make-whole contributions. Make-whole contributions are company contributions for individuals whose compensation has exceeded the statutory compensation limit identified in Section 401(a)(17) of the IRS Code and thus must be excluded from consideration in qualified retirement plans.
(7)	The items included in the Other column are life insurance premiums paid by the Company for the benefit of the named executive officer and gross ups related to incremental tax obligations incurred by Messrs. Donohue, Parisi and Durkin for time spent working in New York state. None of the aggregate annual perquisites received by the named executive officers during the periods presented exceeded $10,000. Therefore, no amounts are included for perquisites in the Other column.

Grants of Plan-Based Awards

The following table shows the possible payouts to our named executive officers in 2010 under our Annual Incentive plan for Named Executive Officers (Messrs. Donohue, Duffy, Gill and Durkin) and our Annual Incentive Plan (Mr. Parisi) and the equity awards granted under our Omnibus Stock Plan in 2010. For additional information on our equity and bonus programs, see the section of this proxy statement entitled “Compensation Discussion and Analysis.”

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(2)	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum
Craig S. Donohue	n/a	n/a	$750,000	$1,500,000	$3,000,000
	9/15/10	9/2/10				6,936	15,564	$271.49	$3,445,836

James E. Parisi	n/a	n/a	159,375	318,750	637,500
	9/15/10	9/2/10				1,472	3,308	$271.49	731,789
Terrence A. Duffy	n/a	n/a	478,077	956,154	2,868,461
	9/15/10	9/2/10				3,296	7,392	$271.49	1,637,062

Phupinder S. Gill	n/a	n/a	400,000	800,000	2,400,000
	9/15/10	9/2/10				2,776	6,224	$271.49	1,378,608
Bryan T. Durkin	n/a	n/a	287,500	575,000	1,725,000
	9/15/10	9/2/10				1,996	4,476	$271.49	991,329

(1)	The amounts shown in the Threshold, Target and Maximum columns reflect the bonus opportunity for our named executive officers based upon their annual bonus target and are dependent upon the level of cash earnings achieved. Under the 2010 bonus program, any bonus amount in excess of two times the target amount would be delivered in the form of restricted stock with 100% of the restricted stock award vesting on the second anniversary of the grant date. The following are the bonus opportunities for our named executive officers for 2011, which are based upon the individual’s base salary in effect for 2011:

	Threshold	Target	Maximum
Craig S. Donohue	$750,000	$1,500,000	$3,000,000
James E. Parisi	250,000	500,000	1,000,000
Terrence A. Duffy	500,000	1,000,000	2,000,000
Phupinder S. Gill	400,000	800,000	1,600,000
Bryan T. Durkin	287,500	575,000	1,150,000
(2)

Under our equity program, employees at the associate director level and above, including members of our senior management group, receive annual equity grants. On September 2, 2010, our compensation committee met and approved our annual 2010 equity grants for our executive officers based on our pre-established formulas under our equity program. Grants were made on September 15th.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2010.

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(2)
Craig S. Donohue	—	15,564	$271.49	9/15/2020	6,936	$2,231,658
	2,844	8,532	284.34	9/15/2019	4,221	1,358,107
	4,294	6,441	419.41	6/16/2018	597	192,085
	3,285	2,190	552.70	6/15/2017	172	55,341
	8,820	2,205	440.65	6/15/2016	174	55,985
	8,200	—	251.95	6/15/2015
	17,300	—	127.00	6/14/2014
	1,300	—	72.36	1/1/2014
	22,400	—	63.01	6/6/2013

James E. Parisi	—	3,308	271.49	9/15/2020	1,472	473,616
	490	1,470	284.34	9/15/2019	726	233,591
	696	1,044	419.41	6/16/2018	183	58,880
	888	592	552.70	6/15/2017	88	28,314
	1,196	299	440.65	6/15/2016	44	14,157
	2,300	—	251.95	6/15/2015
	900	—	223.99	12/15/2014
	3,000	—	127.00	6/14/2014
	200	—	95.12	3/15/2014
	800	—	63.01	6/6/2013

Terrence A. Duffy	—	7,392	271.49	9/15/2020	3,296	1,060,488
	1,589	4,767	284.34	9/15/2019	2,358	758,687
	2,470	3,705	419.41	6/16/2018	648	208,494
	3,306	2,204	552.70	6/15/2017	328	105,534
	2,780	695	529.50	12/15/2016	92	29,601

Phupinder S. Gill	—	6,224	271.49	9/15/2020	2,776	893,178
	1,004	3,012	284.34	9/15/2019	1,491	479,729
	1,560	2,340	419.41	6/16/2018	411	132,239
	1,194	796	552.70	6/15/2017	118	37,967
	3,204	801	440.65	6/15/2016	119	38,288
	7,000	—	251.95	6/15/2015
	14,800	—	127.00	6/14/2014
	3,800	—	72.36	1/1/2014
	4,900	—	63.01	6/6/2013

Bryan T. Durkin	—	4,476	271.49	9/15/2020	1,996	642,213
	598	1,794	284.34	9/15/2019	888	285,714
	928	1,392	419.41	6/16/2018	243	78,185
	1,104	736	552.70	9/14/2017	114	36,680
	2,250	—	250.03	1/3/2016
	5,125	—	144.00	10/18/2015

(1)	Subject to acceleration or termination in certain circumstances, equity awards granted in 2010 and 2009 vest over a four-year period, with 25% vesting one year after the grant date with an additional 25% vesting on each anniversary date thereafter. Equity awards granted between 2003 through 2008 vest over a five-year period, with 20% vesting one year after the grant date and an additional 20% vesting on each anniversary date thereafter. The grant date for all option awards is the date that is ten years prior to the expiration date.
(2)	Market value was determined using the closing price on December 31, 2010 of $321.75.

Option Exercises and Stock Vested

The following table summarizes stock option exercises by our named executive officers and the vesting of their restricted stock in 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Craig S. Donohue	21,000	$6,148,392	2,126	$604,876
James E. Parisi	—	—	471	136,688
Terrence A. Duffy	—	—	1,258	360,583
Phupinder S. Gill	—	—	1,032	300,770
Bryan T. Durkin	—	—	434	120,875

Pension Benefits

We maintain a non-contributory defined benefit cash balance pension plan for eligible employees. To be eligible, an employee must have completed a continuous 12-month period of employment with us and have reached the age of 21. Our funding goal is to have the pension plan 100% funded on a projected benefit obligation basis, while also satisfying any minimum required contributions and maximizing tax deductible contribution requirements. Beginning in 2007, participants are fully vested in their accounts after three years of service. Once an employee becomes a participant in the CME pension plan, their notional pension account is credited with an amount equal to an age-based percentage of that individual’s earnings plus the greater of 4% interest or the December yield on one-year constant maturity yield for U.S. Treasury notes. During 2010, the pension plan interest rate was 4%. The pension account is portable and vested balances may be paid out when participants end their employment with us. Alternatively, upon retirement, a participant may elect to receive the balance in the account in the form of one of various monthly annuities. Effective as of December 2008, the CBOT legacy pension plan was merged into our plan and, effective as of January 2009, NYMEX employees were eligible to participate in our pension plan.

The following is the schedule of employer contributions based on age and percentage of pensionable pay (including base pay, regular annual bonuses and merit lump sum payments) under our pension plan. Pensionable pay is limited by the IRS Code, which was $245,000 in 2010:

Age	Employer Contribution Percentage
Under 30	3%
30–34	4
35–39	5
40–44	6
45–49	7
50–54	8
55 or greater	9

The table below sets forth the estimated payments for our named executive officers upon retirement based upon the present value of the benefits expected to be paid in the future.

Name	Plan Name	Number of Years Credited Service		Present Value of Accumulated Benefit(1)
Craig S. Donohue	CME pension plan	20		$207,130
James E. Parisi	CME pension plan	21		155,532
Terrence A. Duffy	CME pension plan	3		50,259
Phupinder S. Gill	CME pension plan	21		217,995
Bryan T. Durkin	CME pension plan	28	(2)	341,066

(1)	In calculating the present value of the accumulated benefit, the following assumptions were used: assumed retirement age of 65; discount rate of 5.70% as of December 31, 2010; and projected future investment crediting rate assumption of 5.00% as of December 31, 2010. The retirement age is the earliest unreduced retirement age as defined in our pension plan. Under the terms of our pension plan, years of service for purposes of the plan are credited beginning on the first day of the calendar quarter on or after attaining one year of service with the Company. Therefore years of credited service under the plan are less than an employee’s actual period of service with the Company.
(2)	Includes Mr. Durkin’s prior service with CBOT and benefits previously accrued under the legacy CBOT pension plan.

Non-Qualified Deferred Compensation Plans

All of our officer employees, including our named executive officers, are eligible to defer up to 55% of their annual base salary and up to 100% of their bonus into our Senior Management Supplemental Deferred Savings Plan. The contributions made by our named executive officers under this plan in 2010 are shown in the table below under “Executive Contributions.” Deferrals may be invested in one or more market-based investments offered by the plan from time to time at the choice of the officer. The return on their investment choice is the only return they will receive on the contributions under the plan. We do not provide any guaranteed rate of return. There is no limitation on their ability to change investments. Distributions will be on a fixed date, at termination or six months after termination depending upon the time of the distribution election and the requirements of applicable law. The deferred savings plan also includes 401(k) make-whole and pension make-whole contributions. Make-whole contributions are company contributions for individuals whose compensation has exceeded the statutory compensation limit identified in the IRS Code and thus must be excluded from consideration in qualified retirement plans. These amounts are included in the table below under “Registrant Contributions.”

	Executive Contributions In Last Fiscal Year(1)	Registrant Contributions In Last Fiscal Year(2)	Aggregate Earnings In Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/10
Craig S. Donohue	$—	$130,775	$206,548	$—	$1,731,813
James E. Parisi	135,539	34,012	57,475	—	1,186,170
Terrence A. Duffy	—	124,620	66,164	—	542,462
Phupinder S. Gill	—	90,779	396,675	—	3,312,351
Bryan T. Durkin	—	54,880	19,748	—	181,774

(1)	All amounts included under Executive Contributions are also included in the Salary or Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.
(2)	The amounts included under the Registrant Contributions column consist of: 401(k) make-whole and pension make-whole contributions and are included in the All Other Compensation column of the Summary Compensation Table.
(3)	Aggregate Earnings in the Last Fiscal Year are based on the investment selection of the officers from one or more market-based investments that the plan offers from time to time and are the only return on contributions made by the named executive officer and the Company. Aggregate Earnings in Last Fiscal Year represent amounts earned on contributions made in 2010 as well as prior contributions. Such earnings are not included in the Summary Compensation Table because they were not above market.

Potential Payments upon Termination or Change-in-Control

We have employment agreements with three of our named executive officers: Messrs. Donohue, Duffy and Gill. Our contractual commitments with Messrs. Donohue, Duffy and Gill are summarized below. For Mr. Parisi and for Mr. Durkin, their employment relationships are governed by our policies and practices that we have in place for other employees from time to time, including members of senior management. We previously had an employment contract with Mr. Durkin which expired in July 2010. Estimated termination payments to our named executive officers under our employment agreements and general policies are shown in the following table beginning on page 69.

Employment Agreements and other Compensation Arrangements with Named Executive Officers

As discussed in the Compensation Discussion and Analysis section, our philosophy is to enter into employment contracts and retention agreements on a very selective basis in light of the particular facts and circumstances involved in the individual employment relationship. The following is a summary of the key terms of our employment agreements, as amended, with Messrs. Donohue, Duffy and Gill.

	Donohue	Duffy	Gill
Agreement term:	December 31, 2012	2013 annual shareholders meeting	December 31, 2013
Minimum base salary:	$1,000,000	$1,000,000	$600,000
Annual bonus (based on % of base salary):	Threshold 75%; Target 150%; Maximum 300%	Based upon level in the organization.	Based upon level in the organization.
Equity compensation (based on % of base salary):	350%	Based upon level in the organization.	Based upon level in the organization.
Mix of equity compensation for annual equity award:	25% options; 25% performance shares; 50% time vested restricted stock	Performance shares limited to 25%	Performance shares limited to 25%
Termination without cause:

In addition to accrued
benefits:

•     Lump sum payment equal to two times the sum of his then current base salary and the amount of his bonus at the threshold level.

•     All equity awards granted during the term of the agreement shall automatically vest with exception of any performance based shares which will remain outstanding and vest in accordance with the achievement of the applicable goals.

•     All options granted during the term will be exercisable for four years from the date of termination but not beyond their expiration date.

In addition to accrued benefits:

•     Lump sum payment equal to the greater of (i) one times his then current base salary and (ii) the remaining base salary payable during the remaining term up to two times his current base salary.

•     All equity awards granted during the term of the agreement shall automatically vest with exception of any performance based shares which will remain outstanding and vest in accordance with the achievement of the applicable goals.

In addition to accrued
benefits:

•     Lump sum payment equal to two times his base salary for the remaining term of the agreement up to a maximum of 24 months of base salary.

•     All equity awards granted during the term of the agreement shall automatically vest with exception of any performance based shares which will remain outstanding and vest in accordance with the achievement of the applicable goals.

•     All options granted during the term will be exercisable for four years from the date of termination but not beyond their expiration date.

	Donohue	Duffy	Gill
• Insurance and health benefits for two years.

•     All options granted during the term will be exercisable for four years from the date of termination but not beyond their expiration date.

•     Medical and dental benefits until the earlier to occur of (i) the fourth anniversary of the termination or (ii) the date comparable coverage is secured.

• Medical and dental benefits until the earlier to occur of (i) the fourth anniversary of the termination or (ii) the date comparable coverage is secured.
Actual change of control:	All equity awards shall become vested within one year of the change of control; provided Mr. Donohue is not terminated for cause. If terminated within 60 days prior to a change of control without cause or a resignation due to good reason within one year of a change of control, all awards that would have otherwise vested upon the change of control shall vest and any awards granted during the term of the agreement shall remain exercisable for four years from the date of termination but not beyond their expiration date.	All equity awards shall become vested. If terminated within 60 days prior to a change of control without cause, all awards that would have otherwise vested upon the change of control shall vest.	All equity awards shall become vested. If terminated within 60 days prior to a change of control without cause, all awards that would have otherwise vested upon the change of control shall vest.
Death:

In addition to accrued benefits:

•     All equity awards granted during the term of the agreement shall automatically vest with exception of any performance based shares which will remain outstanding and vest in accordance with the achievement of the applicable goals.

•     All options granted during the term will be exercisable for four years from the date of termination but not beyond their expiration date.

In addition to accrued benefits:

•     All equity awards granted during the term of the agreement shall automatically vest with exception of any performance based shares which will remain outstanding and vest in accordance with the achievement of the applicable goals.

•     All options granted during the term will be exercisable for four years from the date of termination but not beyond their expiration date.

In addition to accrued benefits:

•     All equity awards granted during the term of the agreement shall automatically vest with exception of any performance based shares which will remain outstanding and vest in accordance with the achievement of the applicable goals.

•     All options granted during the term will be exercisable for four years from the date of termination but not beyond their expiration date.

Disability:	Same as in the event of death.	Same as in the event of death with the addition of medical and dental benefits until the earlier to occur of (i) the fourth anniversary of the termination or (ii) the date comparable coverage is secured.	Same as in the event of death with the addition of medical and dental benefits until the earlier to occur of (i) the fourth anniversary of the termination or (ii) the date comparable coverage is secured.

	Donohue	Duffy	Gill
Voluntary termination for good reason:	Same as in the event of termination without cause.	No applicable provision.	No applicable provision.
Voluntary termination:	Accrued benefits.	Accrued benefits and medical and dental benefits until the earlier to occur of (i) the fourth anniversary of the termination or (ii) the date comparable coverage is secured.	Accrued benefits and medical and dental benefits until the earlier to occur of (i) the fourth anniversary of the termination or (ii) the date comparable coverage is secured.
Additional benefits:	No applicable provision.	In the event that life insurance coverage results in taxable income to his beneficiaries, the Company will provide a gross up.	No applicable provision.
Non-compete and non-solicitation:	During the term of the agreement and for one year after may not compete with the organization or solicit its employees.	During the term of the agreement and for one year after may not compete with the organization or solicit its employees.	During the term of the agreement and for one year after may not compete with the organization or solicit its employees.
Treatment of equity awards upon expiration of term:	All equity awards granted during the term of the agreement shall automatically vest with exception of any performance based shares which will remain outstanding and vest in accordance with the achievement of the applicable goals.	All equity awards granted during the term of the agreement shall automatically vest with exception of any performance based shares which will remain outstanding and vest in accordance with the achievement of the applicable goals.	All equity awards granted during the term of the agreement shall automatically vest with exception of any performance based shares which will remain outstanding and vest in accordance with the achievement of the applicable goals.

Other CME Policies and Practices.

The following is a summary of our other plans in place that provide for benefits upon termination of employment and/or in the event of a change of control.

Annual Performance Bonuses

In accordance with the terms of our bonus plans, in the event an employee dies or becomes disabled, he or she or their beneficiaries will be entitled to receive a pro rata bonus.

Severance Plans

In 2007, the compensation committee adopted a written severance policy for termination due to job elimination, reduction in force, or in limited circumstances, performance. The following is a summary of the key terms:

Severance Pay for Officers	2 weeks per year of service, 6 week minimum, up to 39 weeks
Severance Pay for Other Exempt Employees	2 weeks per year of service, 4 week minimum, up to 26 weeks
Severance Pay for Non-Exempt Employees	1 week per year of service, 4 week minimum, up to 26 weeks

Additionally, the plan provides for COBRA coverage and outplacement services as well as acceleration of any outstanding unvested equity awards that would have otherwise vested during the severance pay period.

Equity Plans

As a result of our mergers with CBOT Holdings and NYMEX Holdings, we have three employee equity plans: the Omnibus Stock Plan, the CBOT equity plan and the NYMEX equity plan. With the exception of Mr. Durkin, all grants to the named executive officers were made under the Omnibus Stock Plan. Prior to our merger with CBOT, Mr. Durkin received equity awards under the terms and conditions of the CBOT equity plan. In connection with the receipt of shareholder approval of certain amendments to our Omnibus Stock Plan in 2009, we agreed to freeze future grants of shares under the CBOT equity plan and the NYMEX equity plan. The terms of the Omnibus Stock Plan provide that in the event of death, the employee’s beneficiaries would vest in any outstanding equity awards. In the event of termination due to disability, restricted stock awards become vested. Awards granted under the Omnibus Stock Plan automatically vest upon a change of control with performance shares vesting at the maximum level.

All of our equity plans contain provisions relating to the vesting of outstanding awards at the time of a change of control (as defined in the plans). In general, a change of control will be deemed to have occurred if:

•	another entity owns more than 50% of the voting power of our common stock (all equity plans);

•

a transaction occurs in which any person is deemed to be the “beneficial owner” of at least 20% of our voting securities except for certain passive investors or as a result of a reorganization (CBOT equity plan);

•	individuals who previously comprised our board or who were nominated by our board’s nominating committee cease to constitute a least a majority of our board (all equity plans);

•	the sale, transfer or disposition of substantially all of our assets (CBOT equity plan and NYMEX equity plan); or

•	the approval of our complete liquidation or dissolution (Omnibus Plan).

The following table sets forth the estimated benefits and payments upon termination of our named executive officers under various circumstances. These payments assume a termination or change of control effective upon December 31, 2010. Unless otherwise specified, payments and benefits that would be generally available to all employees, including accrued benefits, are not included in the amounts below. Additional amounts may be paid in respect of pension and defined compensation benefits. See the sections above entitled “Pension Benefits” and “Non-Qualified Deferred Compensation Plans.”

	Termination Due to:
	Voluntary	Voluntary for Good Reason	Involuntary for Cause	Involuntary Not for Cause	Change In Control	Death	Disability
Craig S. Donohue
Total Cash Severance(1)	$—	$3,500,001	$—	$3,500,001	$3,500,001	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	—	4,994,604	—	4,994,604	4,994,604	4,994,604	4,994,604
Continuation of Health & Welfare Benefits(3)	—	96,716	—	96,716	96,716	—	—
Other Accrued Pay and Benefits(4)	2,295,737	2,295,737	2,295,737	2,295,737	2,295,737	2,295,737	2,295,737

Total:	$2,295,737	$10,887,058	$2,295,737	$10,887,058	$10,887,058	$7,290,341	$7,290,341

James E. Parisi
Total Cash Severance(1)	$—	$—	$—	$318,750	$318,750	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	—	—	—	304,104	1,029,811	1,029,811	808,558
Continuation of Health & Welfare Benefits(3)	—	—	—	13,789	13,789	—	—
Other Accrued Pay and Benefits(4)	—	—	—	—	—	628,555	628,555

Total:	$—	$—	$—	$636,643	$1,362,350	$1,658,366	$1,437,113

Terrence A. Duffy
Total Cash Severance(1)	$—	$—	—	$2,000,000	$2,000,000	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	—	—	—	1,614,816	2,712,659	2,712,659	2,162,804
Continuation of Health & Welfare Benefits(3)	—	—	—	115,256	115,256	—	—
Other Accrued Pay and Benefits(4)	—	—	—	—	—	1,985,892	1,985,892

Total:	$—	$—	$—	$3,730,072	$4,827,915	$4,698,551	$4,148,696

Phupinder S. Gill
Total Cash Severance(1)	$—	$—	$—	$1,600,000	$1,600,000	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	—	—	—	1,962,819	2,006,898	2,006,898	2,006,898
Continuation of Health & Welfare Benefits(3)	—	—	—	76,674	76,674	—	—
Other Accrued Pay and Benefits(4)	—	—	—	—	—	1,647,188	1,647,188

Total:	$—	$—	$—	$3,639,493	$3,683,572	$3,654,086	$3,654,086

Bryan T. Durkin
Total Cash Severance(1)	$—	$—	$—	$431,250	$431,250	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	—	—	—	378,805	1,334,869	1,334,869	1,042,792
Continuation of Health & Welfare Benefits(3)	—	—	—	14,856	14,856	—	—
Other Accrued Pay and Benefits(4)	—	—	—	—	—	1,431,010	1,431,010

Total:	$—	$—	$—	$824,911	$1,780,975	2,765,879	2,473,802

(1)	Cash severance amounts represent contractual amounts for Messrs. Donohue, Duffy, and Gill under the termination situations as previously described. Estimated cash severance amounts for Messrs. Parisi and Durkin are based upon our severance policy as officers of the Company. As of December 31, 2010, Mr. Parisi had 22 years of service and Mr. Durkin had 28 years of service for purposes of the policy.
(2)	Amounts shown for the Value of Equity Subject to Accelerated Vesting reflect accelerated vesting of outstanding equity awards pursuant to our Omnibus Stock Plan and the CBOT equity plan for certain awards granted to Mr. Durkin, our severance policy, and our contractual agreements with our named executive officers as previously described based upon the closing price of our stock on December 31, 2010 of $321.75.
(3)	Amounts shown for the Continuation of Health and Welfare Benefits reflect our contractual agreements with Messrs. Donohue, Duffy and Gill to provide them with certain continuing benefits as described above and include the amount of COBRA coverage under our severance policy for Messrs. Parisi and Durkin, which is available to all employees. Mr. Duffy’s continuing benefits do not reflect the additional amounts that the Company may incur in connection with the self-insurance of certain benefits as previously described because such amounts were granted for the purposes of providing Mr. Duffy with the disability insurance benefits based on two-thirds of base pay and life insurance benefits based on three times base pay consistent with benefits provided to other employees on a broad basis.
(4)	Amounts shown for the Other Accrued Pay and Benefits in event of death or disability include accrued bonus payments pursuant to our bonus plans based on actual bonus amounts for 2010. Mr. Donohue, under the terms of his agreement, is entitled to receive any outstanding annual bonus awards for completed years in the event of termination for any reason and the amounts included in this table for such payments are based on his actual bonus for 2010.

Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing management. Developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified directors. We provide compensation commensurate with our directors’ workload, risk and opportunity costs. In addition, to satisfy our self-regulatory responsibilities, we have established a number of functional committees of which certain of our directors are members. Our compensation program for our non-executive directors is designed to compensate our directors based on their respective levels of board participation and responsibilities, including service on board committees and functional committees.

Fees and Benefit Plans for Non-Executive Directors

The compensation committee is responsible for reviewing and recommending to the board the compensation for our non-executive directors. Only non-executive directors receive compensation for their service as a director. Our non-executive director compensation includes:

Annual Stipends
Annual cash stipend(1)	$25,000
Annual retainer for chairs of audit, compensation, finance, governance, market regulation oversight and nominating committees	$20,000
Annual equity stipend(2)	$75,000

Meeting Fees
Board meeting fee(3)	$1,500
Board committee meeting fee for audit, compensation, executive, finance, governance, market regulation oversight and nominating committees(3)	$1,500
Additional meeting fee for serving as chair of audit, compensation, finance, governance, market regulation oversight and nominating committees	$500
Meeting fee for members of the strategic steering committee, marketing and public relations committee and any functional exchange committee and for meetings of the CBOT directors(3)(4)	$1,000

(1)	Directors have the option to elect to receive some or the entire portion of their annual cash stipend, which is paid pro rata on a monthly basis, in shares of stock valued at the closing price on the date of grant. If a director who elects to receive additional stock leaves the board prior to the next annual meeting, such director will be responsible for repaying us for the amount of the unearned stipend that otherwise would have been paid in cash.
(2)	Shares received are granted under our 2005 Director Stock Plan and are not subject to any vesting restrictions.
(3)	The fee for telephonic participation in a regularly scheduled meeting is 50% of that for in-person participation. However, it is within the discretion of the Executive Chairman for board and executive committee meetings and within the discretion of the particular chairman of our other committees to determine if it is appropriate to pay the full meeting fee, taking into consideration the member’s ability to participate (i.e., travel, illness). It is within the discretion of a committee to create a subcommittee to address a specific issue and to determine whether members of such sub-committee should received fees up to the amount of the regular committee meeting fee for their participation in such subcommittee.
(4)	Our CBOT directors are required to review certain CBOT rule changes in connection with our merger until our 2012 annual meeting. In the event an official meeting of the CBOT directors is necessary, Mr. Carey has the discretion to approve the compensation of those CBOT directors in attendance in an amount of $1,000 each.

Non-executive directors may participate in our Director Deferred Compensation Plan in the investments that the plan offers from time to time. The return on the investments selected by the directors is the only return they will receive on their deferred compensation. We do not provide any pension, health benefit or other benefit programs to our non-executive directors.

The following table provides information regarding the compensation earned during the year ended December 31, 2010 by each of our directors, except for Messrs. Donohue and Duffy. Mr. Donohue’s and Mr. Duffy’s compensation as Chief Executive Officer and Executive Chairman, respectively, is set forth in the Summary Compensation Table on page 58.

Director Compensation Table

Director	Fees Earned or Paid in Cash(1)		Stock Awards(2)	All Other Compensation		Total
Jeffrey M. Bernacchi	$44,500		$75,264	$—		$119,764
Timothy S. Bitsberger	70,250		75,264	—		145,514
Charles P. Carey	291,667	(3)	75,264	—		366,931
Mark E. Cermak	78,000		75,264	—		153,264
Dennis H. Chookaszian	81,167		75,264	—		156,431
Jackie M. Clegg	75,000		75,264	—		150,264
Robert F. Corvino	64,250		75,264	—		139,514
James A. Donaldson	58,250		75,264	—		133,514
Martin J. Gepsman	102,250		75,264	—		177,514
Larry G. Gerdes	100,167		75,264	—		175,431
Daniel R. Glickman	76,750		75,264	—		152,014
J. Dennis Hastert	37,417		75,264	—		112,681
Bruce F. Johnson	51,500		75,264	—		126,764
Gary M. Katler	49,000		100,248	—		149,248
Patrick B. Lynch	40,500		75,264	—		115,764
Leo Melamed	55,500		75,264	300,000	(4)	430,764
William P. Miller II	93,500		75,264	—		168,764
James E. Newsome	36,167		75,264	500,000	(5)	611,431
Joseph Niciforo	57,500		75,264	—		132,764
CC Odom II	63,000		75,264	—		138,264
James E. Oliff	74,000		75,264	—		149,264
John L. Pietrzak	57,000		75,264	—		132,264
Edemir Pinto	—		—	—		—
Alex J. Pollock	82,750		100,248	—		182,998
John F. Sandner	54,000		75,264	200,000	(6)	329,264
Terry L. Savage	63,500		75,264	—		138,764
William R. Shepard	56,750		100,248	—		156,998
Howard J. Siegel	54,667		75,264	—		129,931
Christopher Stewart	58,000		75,264	—		133,264
Dennis A. Suskind	49,750		75,264	—		125,014
David J. Wescott	41,250		75,264	—		116,514

(1)

The amounts reflected in the Fees Earned or Paid in Cash consist of annual cash stipends, board meeting fees, committee meeting fees (board, functional and sub-committee) and annual retainers for the chairs of the audit, compensation, finance, governance and market regulation oversight committees, including amounts deferred under our Director Deferred Compensation Plan. Mr. Pollock, who chairs both the compensation and nominating committees, elected to receive only one additional stipend of $20,000 for his services to these committees. Board committee and functional committee meeting fees are subject to an overall cap of $100,000 per year. Fees for meetings of the board of directors are not subject to a cap.

(2)	The amounts reflected in the Stock Awards column reflect the aggregate grant date fair value computed in accordance the Financial Accounting Standards Board ASC Topic 718. Actual value of stock awards in 2010 was calculated using the closing price on the date of the grant on May 25, 2010 of $312.30. The awards represent our annual grant to our non-executive board members. The annual equity stipends granted to our non-executive directors are not subject to any vesting restrictions. See the table entitled “Directors, Director Nominees and Executive Officers” on page 77 for the complete stock ownership of our board members. No other awards were made to our non-executive board members in 2010. Amounts in excess of $75,000, or $100,000 for those directors who elected to take their cash stipend in shares, are due to share rounding.
(3)	For his service as our Vice Chairman in accordance with our bylaws through our 2010 annual meeting, Mr. Carey received an annual cash stipend of $750,000 plus an annual equity award valued at $75,000. During the time he served as our Vice Chairman, Mr. Carey did not receive additional fees for attending board meetings or committee meetings. Following the 2010 annual meeting, Mr. Carey received compensation consistent with our other non-executive directors.
(4)	Consists of consulting fees. Does not include amounts reimbursed by the Company for Mr. Melamed’s expenses submitted in connection with his consulting arrangement described below.
(5)	Consists of consulting fees and non-compete payments.
(6)	Consists of consulting fees.

2005 Director Stock Plan

Our Director Stock Plan, approved by the board of directors and by our shareholders, provides for the issuance of up to 125,000 shares of Class A common stock (subject to adjustment in the event of a merger, reorganization or similar corporate event involving us) through awards of non-qualified stock options, restricted stock and shares of common stock. As of December 31, 2010, approximately 91,000 shares were available for future awards under the plan. The plan is administered by the compensation committee of our board, which has the responsibility for recommending to the board the annual equity stipend for our non-executive directors.

Contractual Relationships with Certain Directors

Mr. Carey. Pursuant to the Company’s bylaws adopted in connection with its merger with CBOT Holdings, Mr. Carey served as the Company’s Vice Chairman through the 2010 annual meeting of shareholders. For his services as Vice Chairman, Mr. Carey received an annual cash stipend of $750,000 and an annual equity grant valued at $75,000.

Mr. Melamed. We have two existing consulting agreements with Mr. Melamed. One applies during the time he serves on our board and the other applies upon his retirement.

In 2009, the compensation committee recommended and the board approved an amended and restated retirement agreement with Mr. Melamed which extended the term of the agreement through the end of Mr. Melamed’s lifetime. Under the terms of the agreement, upon his retirement from the board, Mr. Melamed will provide us with consulting services relating to the financial services industry and related matters within Mr. Melamed’s areas of expertise. For his services, Mr. Melamed will receive during the term of the agreement $300,000 per annum plus reimbursement for all reasonable and necessary out-of-pocket travel and other expenses incurred as a result of the agreement. We will also provide office and secretarial support during the term of the agreement. In addition, without our prior written consent, Mr. Melamed may not render services to any competitor or otherwise compete with us during the term of the agreement. In the event the agreement is terminated during Mr. Melamed’s lifetime he will continue to be subject to the non-compete provisions for one year after such termination.

In 2005, we entered into a consulting agreement with Mr. Melamed for the period he serves as director of the Company with terms substantially the same as the previously described retirement agreement.

For these services, Mr. Melamed will receive $300,000 per annum plus all reasonable and necessary out-of-pocket travel and other expenses incurred in connection with the consulting services and up to $150,000 annually for non-travel expenses, including office and secretarial expenses. Under the agreement, Mr. Melamed may not, without our prior written consent, render services to any competitor or otherwise compete with us throughout the term of the agreement and for one year thereafter. Mr. Melamed also receives compensation for his service on our board.

Dr. Newsome. In September 2009, we renewed our consulting arrangement with Dr. Newsome. Under the terms of the renewed agreement, Dr. Newsome provides us with consulting services with respect to regulatory matters relating to our business. For his services, Dr. Newsome received an annual fee of $1 million consisting of $500,000 for consulting services and $500,000 for non-compete payments. The agreement was for a period of 12 months and expired in August 2010. During the term and for one year thereafter, Dr. Newsome is restricted from rendering services to any competitor or otherwise competing with us. Dr. Newsome also receives compensation for his service on our board. Dr. Newsome serves as the Company’s representative on the board of directors of DME Holdings Limited and receives compensation directly from such entity for his services. Such amounts are not included in the Director Compensation Table.

Mr. Sandner. In 2005, we entered into a consulting agreement with Mr. Sandner. Under the terms of the consulting agreement, Mr. Sandner will provide us with consulting services relating to the financial services industry and related matters within Mr. Sandner’s areas of expertise during the period Mr. Sandner serves as a director of the Company. For his consulting services, Mr. Sandner will receive $200,000 per annum plus all reasonable and necessary out-of pocket travel and other expenses incurred in connection with the consulting services. Under the agreement, Mr. Sandner may not, without our prior written consent, render services to any competitor or otherwise compete with us throughout the term of the agreement and for one year thereafter. Mr. Sandner also receives compensation for his service on our board. Mr. Sandner serves as the Company’s representative on the board of directors of DME Holdings Limited and receives compensation directly from such entity for his services. Such amounts are not included in the Director Compensation Table.

The Company also has employment agreements with Mr. Donohue and Mr. Duffy, which are described above in the section entitled “Potential Payments upon Termination or Change-in-Control.”

Advisory Compensation Proposals

Proposal 3 – Advisory Vote on the Compensation of our Named Executive Officers

What am I voting on?

You are voting on a proposal, commonly known as a “say-on-pay” proposal, which gives our shareholders the opportunity to endorse or not endorse, on an advisory basis, our pay program and policies for our named executive officers (Messrs. Donohue, Parisi, Duffy, Gill and Durkin) through a vote to approve the following resolution:

“RESOLVED, that the shareholders approve the compensation of CME Group’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC in the Company’s proxy statement for the 2011 annual shareholders meeting (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation tables and any related material).”

What factors should I consider in voting on the proposal?

We urge you to consider the various factors regarding compensation matters as discussed in the Compensation Discussion and Analysis section, beginning on page 35.

As discussed at length in the Compensation Discussion and Analysis section, we believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles. We emphasize compensation opportunities that reward our executives when they deliver financial performance as measured by our cash earnings as well as their individual performance goals. Through our stock ownership guidelines and equity incentives, we also align the interests of our senior management group with those of our shareholders and the long-term interests of CME Group. Our compensation program has allowed us to attract and retain talented and experienced senior executives in a highly competitive market which we believe has benefitted CME Group over time. We believe the compensation awarded to our named executive officers was appropriate and aligned with our financial results and overall performance during the year. A discussed in the Compensation Discussion and Analysis section on page 40, we faced a challenging environment during 2010, but continued to deliver solid performance. Additionally, in 2010 and 2011, we continued to make enhancements to our program to further our commitment to paying for performance. (See page 39 for more detail.)

Is this vote binding on the board of directors?

Because the vote is advisory, it will not be binding on the board of directors. However, our board values the opinions that our shareholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate.

Our board recommends a vote “FOR” the advisory resolution approving the compensation of our named executive officers as described in this proxy statement.

Proposal 4 – Advisory Vote on the Frequency of Future Shareholder Advisory Votes on the Compensation of our Named Executive Officers

What am I voting on?

You are voting on a proposal, commonly known as a “say-when-on-pay” proposal, which gives our shareholders the opportunity to vote, on an advisory basis, on how often we should conduct future advisory shareholder votes on the compensation of our named executive officers through the following resolution:

“RESOLVED, that a non-binding advisory vote of CME Group’s shareholders to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation tables and any related material) shall be held at an annual meeting of shareholders, beginning with the 2011 annual meeting, (i) every year, (ii) every two years, or (iii) every three years.”

The enclosed proxy card gives you four choices for voting on this item. You can choose to advise whether the say-on-pay vote should be conducted every year, every two years or every three years and you will be deemed to have voted for the version of the resolution above corresponding with your choice. You may also abstain from voting on this item. You are not voting to approve or disapprove the board’s recommendation on this item.

What factors should I consider in voting on this proposal?

Our board recommends that the shareholders vote in favor of conducting the say-on-pay vote on an annual basis. Our compensation committee and board have reviewed the evolution of say-on-pay and say-when-on-pay proposals and have studied the alternatives to determine the approach that will best serve CME Group and our shareholders. Our board, based on the recommendation of our compensation committee, has determined that an advisory vote on executive compensation held on an annual basis would be the best approach for CME Group because it allows our shareholders to provide us with their input on our compensation philosophy, policies and practices every year.

Is this vote binding on the board of directors?

Because your vote is advisory, it will not be binding upon the board. However, our board values the opinions that our shareholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct an advisory vote on the compensation of our named executive officers as it deems appropriate.

Our board recommends a vote “FOR” conducting an advisory vote on the compensation of our named executive officers on an annual basis.

Security Ownership of CME Group Common Stock

The following tables show, as of April 11, 2011, the amount of common stock owned by each of our directors, director nominees and by each executive officer who is not also a director named in the Summary Compensation Table on page 58 of this proxy statement, and by all directors and executive officers as a group and the amount of common stock beneficially owned by individuals owning five percent or more of our Class A common stock. In general, “beneficial ownership” includes those shares over which a person has the power to vote, or the power to transfer, and stock options that are currently exercisable or will become exercisable within 60 days of April 11, 2011. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. None of our directors, director nominees or executive officers beneficially own more than one percent of any class of common stock. Shares have been rounded to the nearest full amount.

Directors, Director Nominees and Executive Officers

	Class of Common Stock
Name of Beneficial Owner(1)	A	B-1	B-2	B-3	B-4
Terrence A. Duffy(2)(3)	20,686	1	—	—	1
Craig S. Donohue(2)(4)	108,613	—	—	—	—
Jeffrey M. Bernacchi(5)	11,763	1	—	—	—
Timothy S. Bitsberger	654	—	—	—	—
Charles P. Carey(6)	6,465	1	—	1	—
Mark E. Cermak(7)	4,530	—	—	—	—
Dennis H. Chookaszian(8)	1,136	—	—	—	—
Jackie M. Clegg	994	—	—	—	—
Robert F. Corvino	2,751	—	—	—	—
James A. Donaldson	5,014	—	—	—	—
Martin J. Gepsman(9)	7,968	—	—	1	1
Larry G. Gerdes	1,438	—	—	—	—
Daniel R. Glickman(10)	1,570	—	—	—	—
J. Dennis Hastert	736	—	—	—	—
Bruce F. Johnson(11)	20,443	1	—	—	1
Gary M. Katler	381	—	—	—	—
Patrick B. Lynch	2,129	—	1	—	—
Leo Melamed(12)	1,954	—	1	—	—
William P. Miller	1,154	—	—	—	—
James E. Newsome	1,796	—	—	—	—
Joseph Niciforo(13)	5,214	1	—	1	—
C.C. Odom, II	3,101	—	—	—	—
James E. Oliff(14)	5,002	—	1	—	1
Ronald A. Pankau	—	—	1	—	—
John L. Pietrzak(15)	20,953	—	—	—	—
Edemir Pinto	—	—	—	—	—
Alex J. Pollock	1,705	—	—	—	—
John F. Sandner	28,223	3	2	4	1
Terry L. Savage(16)	1,554	—	—	—	—
Aryeh C. Shender	3,000	1	—	—	—
William R. Shepard(17)	35,708	4	5	2	1
Howard J. Siegel	29,372	2	—	1	—
Christopher Stewart	938	—	—	—	—
Dennis A. Suskind	969	—	—	—	—
David J. Wescott(18)	13,300	—	1	—	1
James E. Parisi(2)	16,786	—	—	—	—
Phupinder S. Gill(2)	52,998	—	—	—	—
Bryan T. Durkin(2)	14,938	—	—	—	—

(1)	The address for all persons listed in the table is CME Group Inc., 20 South Wacker Drive, Chicago, IL 60606.
(2)	Messrs. Duffy’s, Donohue’s, Parisi’s, Gill’s and Durkin’s Class A shares include an aggregate of 8,556; 68,443; 10,470; 37,462 and 10,005 stock options, respectively, that are currently exercisable or would be exercisable within 60 days of April 11, 2011.
(3)	Includes 99 Class A shares and one Class B-4 share to which Mr. Duffy shares joint ownership and has voting power.
(4)	Includes 15,600 Class A shares held in a grantor retained annuity trust.
(5)	Includes 9,500 Class A shares and one Class B-1 share which Mr. Bernacchi has pledged to a third party.
(6)	Includes an aggregate of 4,500 Class A shares which Mr. Carey has pledged to a third party. Mr. Carey shares indirect ownership of one Class B-1 share and one Class B-3 share with Mr. Niciforo that are owned directly by Henning and Carey of which Mr. Carey is a partner.
(7)	Includes 19 Class A shares held in the name of Mr. Cermak’s spouse.
(8)	Includes 200 Class A shares held in the name of Mr. Chookaszian’s spouse.
(9)	Includes 99 Class A shares and one Class B-4 share to which Mr. Gepsman shares joint ownership and has voting power.
(10)	Includes 420 Class A shares held in trust.
(11)	All 20,443 Class A shares are pledged by Mr. Johnson to a third party.
(12)	Mr. Melamed’s Class B-2 share is held indirectly through a trust.
(13)	Includes 4,500 Class A shares which Mr. Niciforo has pledged to a third party. Mr. Niciforo shares indirect ownership of one Class B-1 share and one Class B-3 share with Mr. Carey that are owned directly by Henning and Carey of which Mr. Niciforo is a principal.
(14)	Includes one Class B-4 share as to which Mr. Oliff shares joint ownership, but over which he does not have voting power. Also excludes 400 Class A shares held by his minor children over which Mr. Oliff does not have voting power.
(15)	Includes 10,252 Class A shares held in trust.
(16)	All Class A shares held in trust.
(17)	Includes 9,263 Class A shares, one Class B-1, one Class B-2 and one Class B-3 share which Mr. Shepard has pledged to a third party. Includes 99 Class A shares and one Class B-4 share as to which Mr. Shepard shares joint ownership and has voting power.
(18)	Includes 99 Class A shares and one Class B-4 share as to which Mr. Wescott shares joint ownership and 9,822 Class A shares pledged to third parties.

Directors and Executive Officers as a Group (47 persons)

Class of Common Stock	Total Shares	Percent of Class(1)
Class A(2)	508,661	*	%
Class B-1	13	2.1
Class B-2	11	1.4
Class B-3	9	*
Class B-4	7	1.7
Total Class A & B	508,701	*

*	Less than 1%.
(1)	Based on 67,060,343 Class A, 625 Class B-1, 813 Class B-2, 1,287 Class B-3 and 413 Class B-4 shares outstanding as of April 11, 2011.
(2)	Total Class A shares includes an aggregate of 180,635 options to purchase shares of Class A common stock that are currently exercisable or become exercisable within 60 days of April 11, 2011.

Shareholders Owning Five Percent or More

Name	Number of Class A Shares	Percent of Vote as a Single Class(1)
BM&FBOVESPA S. A.(2)	3,395,544	5.1%

(1)

Percentage is based on all shares outstanding in each class of Class A and Class B common stock as of April 11, 2011. Other than with respect to the election of Class B directors and some matters relating to trading rights associated with Class B shares, holders of both classes of common stock will vote together as a single class on all matters to be presented to a vote of shareholders, unless otherwise required by law.

(2)	BM&FBOVESPA S.A.—Bolsa de Valores, Mercadorias e Futuros, filed a Schedule 13D on July 26, 2010, which states the address of BM&FBOVESPA is Praca Antonio Prado, 48, 7º andar—Centro, São Paulo, SP, Brazil 010101-901, and that BM&FBOVSPA has sole voting and dispositive power with respect to 3,395,544 shares of Class A common stock. CME Group and BM&FBOVESPA have entered into a share purchase agreement as part of a series of transactions to further their existing strategic partnership. Pursuant to the agreement, BM&FBOVESPA is entitled to designate one board member to our board of directors as long as it continues to hold at least (a) 2,037,327 shares of our Class A common stock or (b) 2% of our outstanding Class A common stock, provided certain other conditions are satisfied. The shares are subject to certain transfer restrictions that expire in February 2012.

BlackRock, Inc. filed an amendment to its Schedule 13G on February 3, 2011, disclosing that it had sole voting and dispositive power with respect to 3,307,838 shares of Class A common stock. Based on the number of shares of Class A common stock outstanding on the record date, BlackRock, Inc.’s beneficial ownership would have represented 4.9% of our outstanding Class A common stock.

Proposals for our Class B Shareholders

In accordance with our bylaws, our Class B-1, Class B-2 and Class B-3 shareholders have the right to elect six of our directors. At the 2011 annual meeting, Class B-1 shareholders are entitled to elect one director and Class B-2 shareholders are entitled to elect one director, each to a three-year term expiring at the annual meeting in 2014 from a slate of two nominees.

Additionally, our bylaws provide that holders of our Class B-1, Class B-2 and Class B-3 shares have the right to elect the members of their respective Class B nominating committees. The Class B nominating committees are not committees of our board of directors and serve only to nominate the slate of directors for their respective classes. Each Class B nominating committee is composed of five members who serve for a term of one year. The existing committee members are responsible for selecting 10 candidates to stand for election as members of a particular Class B nominating committee. The five nominees with the greatest number of votes will serve on the applicable committee. The nominees for the Class B-3 nominating committee will be elected at the 2012 annual meeting with the nominee for the Class B-3 director elected at the 2013 annual meeting.

Proposal 5 – Election of Class B-1 and Class B-2 Directors

You may not cast your vote for more than one nominee for each director for the Class B-1 or Class B-2 director. If you own more than one share of Class B-1 or Class B-2 stock, you must vote all of your Class B-1 shares and/or Class B-2 shares the same way. You may not split your vote. If you do so, your vote will be invalid.

Nominees for Class B-1 Director (Class B-1 Shares Only)

Vote “FOR” the nominee to be elected as your Class B-1 representative and vote “AGAINST” or “ABSTAIN” with regards to the other nominee.

Bruce F. Johnson, 67 Mr. Johnson has served as a member of our board since 1998 and has been a member of CME for more than 30 years. Mr. Johnson previously served as President, Director and part owner of Packers Trading Company, Inc., a former futures commission merchant and former clearing firm, from 1969 through 2003.

Aryeh C. Shender, 56 Mr. Shender previously served as a member of our board from 1998 to 2000. Mr. Shender has been an equity member of CME since 1976. In 2006, Mr. Shender helped create Bsharebreakroom.com, a forum for Class B shareholders, which is still active and for which Mr. Shender serves as the site administrator.

Our board is not providing any recommendations as to how you should vote with respect to the foregoing nominees.

Nominees for Class B-2 Director (Class B-2 Shares Only)

Vote “FOR” the nominee to be elected as your Class B-2 representative and vote “AGAINST” or “ABSTAIN” with regards to the other nominee.

Patrick B. Lynch, 44 Mr. Lynch has served as a member of our board since 2002. He served as Treasurer of the board from 2002 until 2007. He has been a member of CME and an independent floor trader since 1990.

Ronald A. Pankau, 54 Mr. Pankau has been a member of our CME exchange for more than 20 years. Mr. Pankau has been an independent floor trader since 1981.

Our board is not providing any recommendations as to how you should vote with respect to the foregoing nominees.

Proposal 6 – Election of Class B-1 and Class B-2 Nominating Committees

Nominees for 2012 Class B-1 Nominating Committee

Vote “FOR” the five nominees to be elected to a one-year term to the Class B-1 Nominating Committee and vote “AGAINST” or “ABSTAIN” with regards to the other nominees.

Name and Age	Member Since	Background
William C. Bauman (WCB), 63	1975	Recognized holder of a Class B-1 share and a Class B-3 share.
Thomas A. Bentley (TAB), 55	1982	Holder of a Class B-1 share.
Michael J. Downs (BMR), 54	1981	Holder of a Class B-1 share.
Stephen F. French (FS), 49	1990	Holder of a Class B-1 share and a Class B-3 share.
John C. Garrity (JCG), 65	1974	Holder of a Class B-1 share and two Class B-3 shares.
Bradley S. Glass (BRAD),46	1987	Holder of a Class B-1 share.
W. Winfred Moore II (FMOR),61	1977	Holder of a Class B-1 share.
Brian J. Muno (BJM), 50	1983	Holder of a Class B-1 share.
William J. Rinn III (WJR), 51	1989	Holder of a Class B-1 share and a Class B-3 share.
Robert D. Wharton (WRTN),48	1988	Holder of a Class B-1 share.

Our board is not providing any recommendations as to how you should vote with respect to the foregoing nominees.

Nominees for 2012 Class B-2 Nominating Committee

Vote “FOR” the five nominees to be elected to a one-year term to the Class B-2 Nominating Committee and vote “AGAINST” or “ABSTAIN” with regards to the other nominees.

Name and Age	Member Since	Background
Richard J. Duran (RJD), 62	1979	Holder of a Class B-2 share.
Donald M. Karel (KK), 60	1975	Holder of a Class B-2 share.
Donald J. Lanphere, Jr. (DJ), 53	1981	Holder of a Class B-1 share, a Class B-2 share and a Class B-4 share.
Michael E. Lattner (LATO), 44	1992	Holder of a Class B-2 share.
Patrick J. Mulchrone (PJM), 53	1979	Holder of a Class B-1 share, a Class B-2 share, a Class B-3 share and a Class B-4 share.
Robert S. Parks (RSP), 50	1987	Recognized holder of a Class B-2 share.
Steven D. Peake (PEAK), 43	1993	Holder of a Class B-2 share.
Gregory J. Veselica (GV), 56	1979	Holder of a Class B-2 share.
Barry D. Ward (BDW), 47	1990	Holder of a Class B-2 share.
Jeffrey S. Waters (WTR), 39	1996	Holder of a Class B-2 share.

Our board is not providing any recommendations as to how you should vote with respect to the foregoing nominees.

Other Business

Certain Business Relationships with Related Persons

We may have transactions in the ordinary course of our business with unaffiliated companies of which certain of our board members, executive officers or members of their immediate family members are affiliated. We do not consider the amounts involved in such transactions to be material to our business or material in relation to the businesses of such other companies or the interests of the individuals involved. Additionally, several of our board members are members of one of our exchanges and may also serve as officers of one of our clearing firms. All payments made directly or indirectly to us in connection with trading activity on our exchange are on terms no more favorable than terms given to unaffiliated third parties.

The audit committee has adopted a written policy for the review of transactions with related persons. In accordance with the policy, the audit committee reviews all material facts of interested transactions that require the committee’s approval. If advance approval is not possible, then the transaction will be considered by the committee at its next meeting and the committee will determine whether it is appropriate to ratify such transaction. In determining whether to approve or ratify a transaction, the committee takes into account, among other factors it determines appropriate, whether the interested transaction is on terms no less favorable than terms generally available to any similarly situated, unrelated third parties under the same or similar circumstances and the extent of the person’s interest in the transaction. The audit committee determined that certain types of interested transactions should be considered pre-approved under the policy, including:

•	compensation provided to our executive officers and directors provided such compensation was approved by the compensation committee; and

•

transactions that result from trading activities on our exchanges; provided such transactions are made in the ordinary course of our business on terms consistent with those prevailing at the time for corresponding transactions by similarly situated, unrelated third parties.

Transactions Relating to Trading Activity

Many of our board members trade on one or more of our exchanges and/or are employed as officers by one of our clearing firms. In 2010, we identified the following transactions relating to trading activity that we believe may be considered “related party transactions” under the rules and regulations of the SEC. All transactions were conducted on the same terms and conditions as would have otherwise been provided to unaffiliated third parties and were considered pre-approved in accordance with the Audit Committee’s policy.

•	Mr. Carey is a partner in, and Mr. Niciforo is a principal of, the firm Henning & Carey. Henning & Carey made payments indirectly to us in excess of $120,000 in 2010.

•

Mr. Shepard owns a minority interest in one of our clearing firms, which made payments to us of approximately $55.4 million in 2010. Mr. Shepard is also the founder and President of Shepard International, Inc., a futures commission merchant, which made payments to us in excess of $120,000 in 2010.

•	Mr. Stewart is the CEO of Gelber Group LLC, one of our clearing firms, which made payments to us of approximately $6.1 million in 2010.

Leasing Relationships

We own real estate located at 141 West Jackson Boulevard in Chicago. Messrs. Bernacchi, Carey, Niciforo, Shepard, Stewart and Wescott lease office space at this location either directly or indirectly through firms in which they have an affiliation. These leases are on terms that are consistent with market terms provided to other unaffiliated third parties. To the extent that the annual lease payments were expected to exceed $120,000, the leases were submitted to the audit committee in connection with its written policy.

Charitable and Civic Contributions

We believe that it is both a responsibility and a privilege to give back to the global communities where we live and work. Through our charitable programs and foundations, we are able to put change in motion that will positively impact the lives of those in need. In 2010, we combined the CME and NYMEX foundations to create a single corporate foundation—CME Group Community Foundation. Through this organization, we made charitable grants focused on the locations where we do business and provided support to three primary areas of concern: children in need, education, and health and human services. Members of our board also serve on the board of two independent charitable organizations: CME Group Foundation and the CBOT Foundation. Our board members and executive officers may have affiliations with organizations that have received donations from these charitable entities. In 2010, individual donations made by our corporate foundations and by the CBOT Foundation to such affiliated organizations were not in excess of $75,000 and donations made by the CME Group Foundation were not in excess of $250,000.

Other Relationships

Mr. Pinto has served as a member of our board of directors since February 2011. Mr. Pinto is the CEO of BM&FBOVESPA. CME Group has a cross-equity ownership agreement with BM&FBOVESPA, in which CME Group has an approximately 5 percent stake in BM&FBOVESPA, and BM&FBOVESPA has an approximately 5 percent stake in CME Group. Mr. Pinto serves as the BM&FBOVESPA board representative in accordance with the terms of the agreement. CME Group holds a seat on the BM&FBOVESPA board of directors, which is filled by our CEO, Mr. Donohue. In addition to the cross-equity investment agreement, the companies also have in place commercial agreements providing for the development of a new multi-asset class electronic trading platform and an order routing agreement. During 2010, CME Group received payments of approximately $8.7 million in connection with its commercial agreements with BM&FBOVESPA. These commercial arrangements were entered into prior to Mr. Pinto’s appointment to the board, were negotiated on an arm’s length basis and where approved by the board of directors of CME Group. As the arrangements were entered into prior to Mr. Pinto’s appointment, the transactions were not submitted to the audit committee for its approval in accordance with its policy on related party transactions.

Mr. Niciforo, a member of our board, has a brother who is a partner in Deloitte & Touche. In 2010, the Company retained Deloitte to provide services primarily relating to tax planning, valuation and internal audit. For the services provided in 2010, the Company paid fees to Deloitte of approximately $256,000 in the aggregate. The decision to retain Deloitte was not based on any recommendation of Mr. Niciforo and his brother was not a participant in the service relationships. The services were provided pursuant to a master services agreement, negotiated on an arm’s length basis by representatives of the Company’s purchasing department. In 2009, the audit committee ratified the engagement of Deloitte & Touche pursuant to the master services agreement.

Mr. Pankau, a nominee for Class B director, has a family member who is employed by us and who received aggregate compensation of approximately $140,000 in 2010. Mr. Pankau’s family member was employed by us prior to Mr. Pankau’s nomination by the Class B nominating committee and, therefore, the relationship was not submitted to our audit committee for approval in accordance with its policy.

The Company engaged BCG to provide consulting services relating to enhancing its strategy in its index services and market data businesses as well as relating to an assessment of the strategic alignment of the Company’s IT organization during 2010 and 2011. Payments for services rendered in 2010 were $352,800 in the aggregate. Mr. Chookaszian, a member of our board, has a son who is a partner and managing director in BCG. The decision to retain BCG was not based on any recommendation from Mr. Chookaszian. Management believes that the services provided to BCG are reasonable and consistent with those that would otherwise be provided to a similarly situated consulting firm. The audit committee reviewed the material terms of the engagement and ratified and approved them in accordance with its policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of the forms we have received during 2010, all of our officers and directors complied with their Section 16(a) filing requirements, except (i) in connection with our 2010 annual non-executive director equity grant, Mr. Gerdes’ form was reported late due to an issue encountered with respect to his EDGAR filing codes and (ii) Mr. Shepard’s purchase of a Class B-2 share in connection with his purchase of a membership on our CME exchange in February 2009 was reported late in February 2011.

Legal Proceedings

CVM, the Brazilian regulatory agency for the BM&FBOVESPA exchange, has from time to time commenced administrative proceedings relating to activity within BM&FBOVESPA’s markets. As a result of his role as an executive of BM&FBOVESPA, Mr. Pinto has been named in past and pending actions regarding oversight of compliance with applicable rules by the market participants involved in such actions. It is within its normal course of its procedures for the CVM to name an individual officer of an exchange in such cases and is not a reflection on Mr. Pinto’s experience or ability to serve on the board of CME Group.

By Order of the board of directors,

Kathleen M. Cronin
Managing Director, General Counsel and Corporate Secretary

Dated: April 18, 2011

Appendix A

Categorical Independence Standards

A director who satisfies the independence requirements of the applicable listing standards and meets all of the following categorical standards shall be presumed to be “independent”:

•

The director does not (directly or indirectly as a partner, shareholder or officer of another company) provide consulting, legal or financial advisory services to the Company or the Company’s present or former auditors.

•

Neither the director nor any member of his or her immediate family is a significant shareholder in the Company’s Class A Common Stock or Class B Common Stock. For purposes of this categorical standard, a shareholder shall be considered significant if the ownership of shares of Class A Common Stock is greater than five percent (5%) of the outstanding Class A Common Stock or if the ownership of shares of any series of Class B Common Stock is greater than five percent (5%) of the outstanding Class B Common Stock in such series.

•

Neither the director nor any member of his or her immediate family serves as an executive officer, director, trustee or is employed as a fundraiser of a civic or charitable organization that receives significant financial contributions from CME, CBOT, NYMEX or the CME Foundation, the CBOT Foundation or the NYMEX Foundation (excluding payments pursuant to a matching gift program). For purposes of this categorical standard, the Board of Directors shall determine whether a financial contribution is considered significant on a case-by-case basis; provided, however, that any contribution less than $200,000 or two percent (2%) of that entity’s total annual charitable receipts and other revenues, whichever is greater, shall be presumed to be insignificant.

In addition, the Board of Directors has determined that a director who acts as a floor broker, floor trader, employee or officer of a futures commission merchant, clearing member firm or other similarly situated person that intermediates transactions in or otherwise uses CME Group products and services shall be presumed to be “independent,” if he or she otherwise satisfies all of the above categorical standards and the independence requirements of the applicable listing standards and such transactions are made in the ordinary course of business of the Company on terms consistent with those prevailing at the time for corresponding transactions by similarly situated, unrelated third parties.

A-1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on June 7, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on June 7, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M33773-P05688	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CME GROUP INC. The Board of Directors recommends votes “FOR” proposals 1, 2 and 3.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors				☐	☐	☐
Eight will be elected to a three-year term to the Board of Directors
01)	Craig S. Donohue	05)	J. Dennis Hastert
02)	Timothy S. Bitsberger	06)	William P. Miller II
03)	Jackie M. Clegg	07)	Terry L. Savage
04)	James A. Donaldson	08)	Christopher Stewart

								For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.								☐	☐	☐
3. Advisory vote on the compensation of our named executive officers.								☐	☐	☐

The Board of Directors recommends a vote for “1 year” on proposal 4.							1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers.							☐	☐	☐	☐

Please indicate if you plan to attend this meeting.				Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote the shares of Class A common stock of

CME Group Inc.

for the upcoming Annual Meeting of Shareholders

PLEASE REVIEW THE PROXY STATEMENT AND

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and CME Group 2010 Annual Report are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M33774-P05688

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, June 8, 2011.

The undersigned hereby appoint(s) Terrence A. Duffy and Craig S. Donohue with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 3:30 p.m., Central Time, on Wednesday, June 8, 2011, at the W Chicago City Center, located at 172 West Adams Street, Chicago, Illinois, and any postponement or adjournment thereof, and to vote all shares of Class A common stock of CME Group, held of record by such shareholder(s) as of the close of business on April 11, 2011, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” PROPOSALS 1, 2 AND 3 AND A VOTE FOR “1 YEAR” ON PROPOSAL 4 LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the recommendations of the company, please sign the reverse side; no boxes need to be checked.

20 S. WACKER DRIVE CHICAGO, IL 60606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on June 7, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M33775-P05688	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CME GROUP INC. The Board of Directors recommends votes “FOR” proposals 1, 2 and 3.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors				☐	☐	☐
Eight will be elected to a three-year term to the Board of Directors							The Board of Directors is not providing recommendations on proposals 5 and 6.
01) 02) 03) 04)	Craig S. Donohue Timothy S. Bitsberger Jackie M. Clegg James A. Donaldson	05) 06) 07) 08)	J. Dennis Hastert William P. Miller II Terry L. Savage Christopher Stewart				5.	Election of Class B-1 Director
								You may not cast your vote “FOR” more than one nominee.	For	Against	Abstain
				For	Against	Abstain		5a. Bruce F. Johnson (BBJ)	☐	☐	☐
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.				☐	☐	☐		5b. Aryeh C. Shender (JAZZ)	☐	☐	☐

3. Advisory vote on the compensation of our named executive officers.				☐	☐	☐	6.	Election of 2012 Class B-1 Nominating Committee
								Vote “FOR” the five nominees to be elected to a one-year term to the Class B-1 Nominating Committee and vote “AGAINST” or “ABSTAIN” with regards to the other nominee.	For	Against	Abstain

The Board of Directors recommends a vote for “1 year” on proposal 4.			1 Year	2 Years	3 Years	Abstain

6a.    William C. Bauman (WCB)

6b.   Thomas A. Bentley (TAB)

6c.    Michael J. Downs (BMR)

6d.   Stephen F. French (FS)

6e.    John C. Garrity (JCG)

6f.    Bradley S. Glass (BRAD)

6g.   W. Winfred Moore II (FMOR)

6h.   Brian J. Muno (BJM)

6i.    William J. Rinn III (WJR)

6j.    Robert D. Wharton (WRTN)

									☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
4. Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers.			☐	☐	☐	☐
Please indicate if you plan to attend this meeting.				Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)				Date

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote the shares of Class B-1 common stock of

CME Group Inc.

for the upcoming Annual Meeting of Shareholders

PLEASE REVIEW THE PROXY STATEMENT AND

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and CME Group 2010 Annual Report are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M33776-P05688

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, June 8, 2011.

The undersigned hereby appoint(s) Terrence A. Duffy and Craig S. Donohue with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 3:30 p.m., Central Time, on Wednesday, June 8, 2011, at the W Chicago City Center, located at 172 West Adams Street, Chicago, Illinois, and any postponement or adjournment thereof, and to vote all shares of Class B-1 common stock of CME Group, held of record by such shareholder(s) as of the close of business on April 11, 2011, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” PROPOSALS 1, 2 and 3, VOTE FOR “1 YEAR” ON PROPOSAL 4 AND “ABSTAIN” FROM PROPOSALS 5 AND 6 LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the recommendations of the company, please sign the reverse side; no boxes need to be checked.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on June 7, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M33777-P05688	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CME GROUP INC. The Board of Directors recommends votes “FOR” proposals 1, 2 and 3.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors				☐	☐	☐
Eight will be elected to a three-year term to the Board of Directors							The Board of Directors is not providing recommendations on proposals 5 and 6.
01) 02) 03) 04)	Craig S. Donohue Timothy S. Bitsberger Jackie M. Clegg James A. Donaldson	05) 06) 07) 08)	J. Dennis Hastert William P. Miller II Terry L. Savage Christopher Stewart				5.	Election of Class B-2 Director
								You may not cast your vote “FOR” more than one nominee.	For	Against	Abstain
				For	Against	Abstain		5a. Patrick B. Lynch (PBL)	☐	☐	☐
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.				☐	☐	☐		5b. Ronald A. Pankau (PAN)	☐	☐	☐

3. Advisory vote on the compensation of our named executive officers.				☐	☐	☐	6.	Election of 2012 Class B-2 Nominating Committee
								Vote “FOR” the five nominees to be elected to a one-year term to the Class B-2 Nominating Committee and vote “AGAINST” or “ABSTAIN” with regards to the other.	For	Against	Abstain

The Board of Directors recommends a vote for “1 year” on proposal 4.			1 Year	2 Years	3 Years	Abstain

6a.    Richard J. Duran (RJD)

6b.   Donald M. Karel (KK)

6c.    Donald J. Lanphere, Jr. (DJ)

6d.   Michael E. Lattner (LATO)

6e.    Patrick J. Mulchrone (PJM)

6f.    Robert S. Parks (RSP)

6g.   Steven D. Peake (PEAK)

6h.   Gregory J. Veselica (GV)

6i.    Barry D. Ward (BDW)

6j.    Jeffrey S. Waters (WTR)

									☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
4. Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers.			☐	☐	☐	☐
Please indicate if you plan to attend this meeting.				Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)				Date

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote the shares of Class B-2 common stock of

CME Group Inc.

for the upcoming Annual Meeting of Shareholders

PLEASE REVIEW THE PROXY STATEMENT AND

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and CME Group 2010 Annual Report are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M33778-P05688

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, June 8, 2011.

The undersigned hereby appoint(s) Terrence A. Duffy and Craig S. Donohue with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 3:30 p.m., Central Time, on Wednesday, June 8, 2011, at the W Chicago City Center, located at 172 West Adams Street, Chicago, Illinois, and any postponement or adjournment thereof, and to vote all shares of Class B-2 common stock of CME Group, held of record by such shareholder(s) as of the close of business on April 11, 2011, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” PROPOSALS 1, 2 and 3, VOTE FOR “1 YEAR” ON PROPOSAL 4 AND “ABSTAIN” FROM PROPOSALS 5 AND 6 LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the recommendations of the company, please sign the reverse side; no boxes need to be checked.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on June 7, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M33779-P05688	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CME GROUP INC. The Board of Directors recommends votes “FOR” proposals 1, 2 and 3.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors				☐	☐	☐
Eight will be elected to a three-year term to the Board of Directors
01)	Craig S. Donohue	05)	J. Dennis Hastert
02)	Timothy S. Bitsberger	06)	William P. Miller II
03)	Jackie M. Clegg	07)	Terry L. Savage
04)	James A. Donaldson	08)	Christopher Stewart

								For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.								☐	☐	☐
3. Advisory vote on the compensation of our named executive officers.								☐	☐	☐

The Board of Directors recommends a vote for “1 year” on proposal 4.							1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers.							☐	☐	☐	☐

Please indicate if you plan to attend this meeting.				Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote the shares of Class B-3 common stock of

CME Group Inc.

for the upcoming Annual Meeting of Shareholders

PLEASE REVIEW THE PROXY STATEMENT AND

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and CME Group 2010 Annual Report are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M33780-P05688

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, June 8, 2011.

The undersigned hereby appoint(s) Terrence A. Duffy and Craig S. Donohue with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 3:30 p.m., Central Time, on Wednesday, June 8, 2011, at the W Chicago City Center, located at 172 West Adams Street, Chicago, Illinois, and any postponement or adjournment thereof, and to vote all shares of Class B-3 common stock of CME Group, held of record by such shareholder(s) as of the close of business on April 11, 2011, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” PROPOSALS 1, 2 AND 3 AND A VOTE FOR “1 YEAR” ON PROPOSAL 4 LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the recommendations of the company, please sign the reverse side; no boxes need to be checked.

20 S. WACKER DRIVE CHICAGO, IL 60606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on June 7, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M33781-P05688	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CME GROUP INC. The Board of Directors recommends votes “FOR” proposals 1, 2 and 3.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors				☐	☐	☐
Eight will be elected to a three-year term to the Board of Directors
01)	Craig S. Donohue	05)	J. Dennis Hastert
02)	Timothy S. Bitsberger	06)	William P. Miller II
03)	Jackie M. Clegg	07)	Terry L. Savage
04)	James A. Donaldson	08)	Christopher Stewart

								For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.								☐	☐	☐
3. Advisory vote on the compensation of our named executive officers.								☐	☐	☐

The Board of Directors recommends a vote for “1 year” on proposal 4.							1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers.							☐	☐	☐	☐

Please indicate if you plan to attend this meeting.				Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote the shares of Class B-4 common stock of

CME Group Inc.

for the upcoming Annual Meeting of Shareholders

PLEASE REVIEW THE PROXY STATEMENT AND

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and CME Group 2010 Annual Report are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M33782-P05688

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, June 8, 2011.

The undersigned hereby appoint(s) Terrence A. Duffy and Craig S. Donohue with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 3:30 p.m., Central Time, on Wednesday, June 8, 2011, at the W Chicago City Center, located at 172 West Adams Street, Chicago, Illinois, and any postponement or adjournment thereof, and to vote all shares of Class B-4 common stock of CME Group, held of record by such shareholder(s) as of the close of business on April 11, 2011, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” PROPOSALS 1, 2 AND 3 AND A VOTE FOR “1 YEAR” ON PROPOSAL 4 LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the recommendations of the company, please sign the reverse side; no boxes need to be checked.